Exhibit 10.28

CONTRACT OF SALE
THIS CONTRACT OF SALE (this “Agreement”) is made and entered into as of the 16th day of September, 2016 (the “Effective Date”), by and between CLP-SPF Rookwood Commons, LLC, a Delaware limited liability company (“Commons Seller”), and CLP-SPF Rookwood Pavilion, LLC, a Delaware limited liability company (“Pavilion Seller”, and together with Commons Seller, individually or collectively, as the context may require, “Seller”) and HGREIT II EDMONSON ROAD LLC, a Delaware limited liability company (“Commons Purchaser”) and HGREIT II MADISON ROAD LLC, a Delaware limited liability company (“Pavilion Purchaser”, and together with Commons Purchaser, individually or collectively, as the context may require, “Purchaser”).
W I T N E S S E T H:
A.    Commons Seller shall sell to Purchaser, and Purchaser shall purchase from Commons Seller, at the price and upon the terms and conditions set forth in this Agreement, (a) that certain parcel of land commonly known as Rookwood Commons, and more particularly described on Exhibit A-1 attached hereto and made a part hereof (the “Commons Land”), (b) the buildings, improvements, and structures located upon the Commons Land (collectively, the “Commons Improvements”), (c) all right, title and interest of Common Seller in, to and under all other easements and rights appurtenant to the Commons Land (collectively, the “Commons Appurtenant Rights”), (d) all right, title and interest of Commons Seller in, to and under the Commons Leases (as hereinafter defined) and, to the extent assignable, the Commons Contracts (as hereinafter defined), (e) all right, title and interest of Commons Seller in and to the fixtures, equipment and other tangible personal property owned by Commons Seller and attached or appurtenant to the Commons Land and the Commons Improvements (collectively, the “Commons Personal Property”) and (f) to the extent assignable, without consent or payment of any kind, all governmental permits, licenses and approvals, warranties and guarantees that Commons Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Commons Improvements and all of Commons Seller’s right, title and interest in and to the name “Rookwood Commons”, any website and/or domain name exclusively used for the Commons Improvements, and any related trademarks and intellectual property (collectively, the “Commons Intangible Property”; the Commons Land, the Commons Appurtenant Rights, the Commons Improvements, the Commons Leases, the Commons Contracts, the Commons Personal Property and the Commons Intangible Property, collectively, the “Commons Property”).
B.    Pavilion Seller shall sell to Purchaser, and Purchaser shall purchase from Pavilion Seller, at the price and upon the terms and conditions set forth in this Agreement, (a) that certain parcel of land commonly known as Rookwood Pavilion, and more particularly described on Exhibit A-2 attached hereto and made a part hereof (the “Pavilion Land”; and together with the Commons Land, collectively, the “Land”), (b) the buildings, improvements, and structures located upon the Pavilion Land (collectively, the “Pavilion Improvements”; and together with the Commons Improvements, collectively, the “Improvements”), (c) all right, title and interest of Pavilion Seller in, to and under all other easements and rights appurtenant to the Pavilion Land (collectively, the “Pavilion Appurtenant Rights”; and together with the Commons Appurtenant Rights, collectively, the “Appurtenant Rights”), (d) all right, title and interest of Pavilion Seller in, to and under the

Pavilion Leases (as hereinafter defined) and, to the extent assignable, the Pavilion Contracts (as hereinafter defined), (e) all right, title and interest of Pavilion Seller in and to the fixtures, equipment and other tangible personal property owned by Pavilion Seller and attached or appurtenant to the Pavilion Land and the Pavilion Improvements (collectively, the “Pavilion Personal Property”; and together with the Commons Personal Property, collectively, the “Personal Property”) and (f) to the extent assignable, without consent or payment of any kind, all governmental permits, licenses and approvals, warranties and guarantees that Pavilion Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Pavilion Improvements and all of Pavilion Seller’s right, title and interest in and to the name “Rookwood Pavilion”, any website and/or domain name exclusively used for the Pavilion Improvements, and any related trademarks and intellectual property (collectively, the “Pavilion Intangible Property”; and together with the Commons Intangible Property, collectively, the “Intangible Property”; the Pavilion Land, the Pavilion Appurtenant Rights, the Pavilion Improvements, the Pavilion Leases, the Pavilion Contracts, the Pavilion Personal Property and the Pavilion Intangible Property, collectively, the “Pavilion Property”; the Pavilion Property and the Commons Property, collectively, the “Property”).
C.    Purchaser acknowledges that the Property is being sold on an “as is” “where is” and “with all faults” basis on the terms and conditions hereinafter set forth.
NOW, THEREFORE, for $10.00 in hand paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Purchase and Sale. Upon the terms and conditions hereinafter set forth, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Property.
2.    Purchase Price. The purchase price to be paid for (x) the Commons Property shall be One Hundred Twelve Million Dollars ($112,000,000) and (y) the Pavilion Property shall be Seventy-Eight Million Dollars ($78,000,000); for a total sum for all the properties of One Hundred Ninety Million Dollars ($190,000,000) (the “Purchase Price”).
3.    Payment of Purchase Price. The Purchase Price shall be paid to Seller by Purchaser as follows:
3.1    Deposit. Purchaser shall (a) within three (3) Business Days (as hereinafter defined) after the date this Agreement is executed and delivered by Seller and Purchaser, deposit with First American Title Insurance Company, Attn: Elvira Fuentes (“Escrowee”), by wire transfer of immediately available federal funds to an account designated by Escrowee, the sum of Five Million Dollars ($5,000,000) (together with all interest thereon, but excluding the Independent Consideration (as hereinafter defined), the “Initial Deposit”; the Initial Deposit (less the Independent Consideration) and the Extension Deposit (as hereinafter defined), to the extent deposited with Escrowee in accordance with Section 5 hereof, collectively, the “Deposit”), which Initial Deposit shall be held by Escrowee pursuant to the escrow agreement (the “Escrow Agreement”) attached hereto as Exhibit O and hereby made a part hereof. If Purchaser shall fail to deposit the Initial Deposit with Escrowee within three (3) Business Days after the date this Agreement shall be executed and delivered by Seller and Purchaser, at Seller’s election, this Agreement shall be null, void ab initio and of no force or effect.
3.2    Independent Consideration. A portion of the amount deposited by Purchaser pursuant to Section 3.1, in the amount of One Hundred Dollars ($100) (the “Independent Consideration”) shall be earned by Seller upon execution and delivery of this Agreement by Seller and Purchaser. Seller and Purchaser hereby mutually acknowledge and agree that the Independent Consideration represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to have inspected the Property pursuant to the terms of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events. Upon the Closing (as hereinafter defined) or earlier termination of this Agreement, the Independent Consideration shall be paid to Seller.
3.3    Closing Payment.
(a)    The Purchase Price, as adjusted by the application of the Deposit and by the prorations and credits specified herein, and less an amount equal to One Million Nine Hundred Thousand Dollars ($1,900,000.00) (the "Liability Escrow”) which shall be held in escrow by Escrowee in accordance with the terms of this Section 3.3 and an escrow agreement (the “Liability Escrow Agreement”), in form similar to the Escrow Agreement attached hereto as Exhibit O and executed by Buyer, Escrowee, Seller, shall be paid by Purchaser, by wire transfer of immediately available federal funds to an account or accounts designated in writing by Seller on the Closing Date (as hereinafter defined) (the amount being paid under this Section being herein called the “Closing Payment”).
(b)    After the Closing, if Purchaser should file a suit for Seller’s breach of Section 7 of this Agreement in accordance with this Agreement, including, without limitation Sections 9.1 and 11.2 (and the limitations of the Liability Ceiling and Liability Floor), in the appropriate court of law in the State of Ohio, and Purchaser notifies Seller and Escrowee of such suit in writing, then Escrowee shall promptly deposit the Liability Escrow (together with any interest earned thereon) currently being held by Escrowee into the applicable court of law and interplead Purchaser and Seller.
(c)    Provided Escrowee has not previously deposited the Liability Escrow into an applicable court of law in accordance with Section 3.3(c) above, on that date that is one hundred twenty (120) days after the Closing, Escrowee shall release and deliver to Seller one half (1/2) of the Liability Escrow (the ½ of the Liability Escrow, together with ½ of any interest earned thereon, is herein after referred to as the “First Half”) to Seller, and from and after that 120th day Seller shall have no further liability or obligation to Purchaser with respect to the First Half. Immediately upon the Claim Expiration Date, provided Escrowee has not previously deposited the Liability Escrow into an applicable court of law in accordance with Section 3.3(c) above, the remainder of the Liability Escrow (together with the interest earned thereon) held by Escrowee, shall be released and delivered to Seller, and from and after Claim Expiration Date Seller shall have no further liability or obligation to Purchaser with respect to any portion of the Liability Escrow.

3.4    Assumption of Existing Mortgage Loan Contingency.
3.4.1    Prior to the execution of this Agreement, Purchaser has received copies of the documents and instruments listed on Exhibit V attached hereto executed or issued in connection with (i) that certain loan from Nationwide Life Insurance Company (“Existing Lender”) to Commons Seller, made April 1, 2015, in the amount of $67,000,000, and (ii) that certain loan from Existing Lender to Pavilion Seller, made on July 1, 2013, in the amount of $29,000,000 (collectively, the “Existing Financing”) and encumbering the Property (collectively, the “Existing Financing Documents”). Purchaser acknowledges receipt of the Existing Financing Documents.
3.4.2    Within ten (10) days after the Effective Date, Purchaser shall provide Seller with all information and documents necessary to apply, in good faith, to Existing Lender for approval of the assignment by Seller, and assumption by Purchaser, of Seller’s interest in the Existing Financing (the “Existing Financing Assumption”). Purchaser agrees that it shall (i) diligently and continuously prosecute in all respects the request for approval of the Existing Financing Assumption (including, without limitation, promptly furnishing to Seller and/or Existing Lender all information and documents (financial and otherwise) which may be required or requested by Existing Lender and (ii) promptly provide Seller with copies of all material correspondence received or delivered in connection with the Existing Financing Assumption. Seller shall pay when due (i) all of Existing Lender’s reasonable, out of pocket costs and expenses incurred in connection with the Existing Financing Assumption in an amount not to exceed $50,000.00, and (ii) an assumption fee in the amount of 0.5% of the then outstanding principal balance of the Existing Financing. Purchaser shall pay all other costs and expenses relating to the Existing Financing Assumption including, without limitation, (i) Purchaser’s attorneys’ fees, consultants’ fees and title insurance fees in favor of Existing Lender and its servicer and other agents, and (ii) all of Existing Lender’s reasonable, out of pocket costs and expenses incurred in connection with the Existing Financing Assumption in excess of $50,000.00. Seller shall, in good faith, cooperate with Purchaser in connection with the Existing Financing Assumption. Notwithstanding anything to the contrary contained herein, in connection with the Existing Financing Assumption, Purchaser shall not request from Existing Lender any change or revision to the Existing Financing Documents as a condition to the Existing Financing Assumption other than (i) to reflect the change in borrower thereunder, (ii) to reflect Purchaser’s corporate structure, including, without limitation, transfers of direct and indirect ownership interests in Purchaser, subject to Hines Global REIT II, Inc. or its operating partnership remaining in control of and owning 51% of the direct or indirect interests of Purchaser, and changes that may be required due to Purchaser’s REIT status, and (iii) clean up changes to correct errors in the Existing Financing Documents. Purchaser shall provide Purchaser’s requested transfer language for the initial assumption request to be sent to Existing Lender, and Purchaser shall have the right to reasonably approve such initial assumption request prior to its submission to Existing Lender. Purchaser shall have the right to request other reasonable changes to the Existing Financing Documents related to Purchaser’s structure and the waiver of tax and insurance escrows, provided however, (i) Purchaser agrees not to unreasonably delay the assumption process with such requests or negotiations, (ii) Purchaser shall provide Seller any such requested changes for inclusion in the initial assumption request to be sent to Existing Lender, and (iii) in no event shall Existing Lender’s approval of any such requested change be a condition precedent to Closing.

3.4.3    If written approval of the Existing Financing Assumption shall not have been received by Seller and Purchaser from Existing Lender prior to 5:00 p.m. (Central Time) on the date which is one hundred twenty (120) days following the Effective Date, either Purchaser or Seller shall have the right and option to terminate this Agreement at any time thereafter, but in all events prior to the receipt of the approval of the Existing Financing Assumption from Existing Lender, and in the event of such termination, the Deposit shall be refunded to Purchaser, and Purchaser and Seller shall be relieved of all further liability and responsibility under this Agreement, except for any obligation expressly provided to survive such termination.
3.5    Notwithstanding anything to the contrary contained herein, Seller’s obligations under this Agreement shall be contingent upon the Existing Lender’s release of Seller and any guarantor or indemnitor of Seller’s obligations from liability with respect to the Existing Financing and the return of all letters of credit held in connection with the Existing Financing. Purchaser agrees at Closing (as hereinafter defined), as part of the Existing Financing Assumption, (i) to replace all guaranties and indemnities given by Seller in connection with the Existing Financing with, if requested by Existing Lender, an entity acceptable to Existing Lender, (ii) to replace all letters of credit, security, escrows and deposits held in connection with the Existing Financing, and (iii) to deliver to Existing Lender all legal opinions required by the Existing Lender in connection with the Existing Financing Assumption.
4.    Title Matters; Due Diligence Review; Estoppel Certificates; Conditions Precedent.
4.1    Title Matters.
4.1.1    Title to the Property.
(a)    As a condition to the Closing, Riverbend Commercial Title Agency Limited Partnership, as agent for First American Title Insurance Company (the “Title Company”) shall have committed to insure Purchaser as the fee owner of the Property in the amount of the Purchase Price by issuance of a single or two ALTA owner’s title insurance policies in the standard form issued by the Title Company in the State of Ohio, exclusive of any endorsement thereto (the “Owner’s Policy”) subject only to the Permitted Exceptions (as hereinafter defined).
(b)    Purchaser shall have ordered, at its sole cost and expense, on or before September 9, 2016, (i) a commitment for an owner’s fee title insurance policy or policies with respect to the Property (the “Title Commitment”) from the Title Company and (ii) a survey of the Property prepared by a surveyor registered in the State of Ohio, certified by said surveyor to Purchaser and Seller as having been prepared in accordance with the minimum detail requirements of the ALTA land survey requirements (the “Survey”), and shall cause the Title Commitment, together with true, legible and complete copies of all instruments giving rise to any defects or exceptions to title to the Property, and the Survey to be delivered to Seller’s attorneys concurrently with the delivery thereof to Purchaser or Purchaser’s attorneys. If any exceptions(s) to title to the Property should appear in the Title Commitment other than the Permitted Exceptions (such exception(s) being herein called, collectively, the “Unpermitted Exceptions”), subject to which Purchaser is unwilling to accept title, and Purchaser shall provide Seller with written notice (the “Title Objection Notice”) thereof by the earlier of (x) ten (10) days after receipt of the Title Commitment by

Purchaser’s attorneys, or (y) five (5) days prior to the expiration of the Due Diligence Period, Seller, in its sole and absolute discretion, may undertake to eliminate the same subject to the terms and conditions of this Section 4.1. Purchaser hereby waives any right Purchaser may have to advance, as objections to title or as grounds for Purchaser’s refusal to close this transaction, any Unpermitted Exception of which Purchaser does not notify Seller within such five (5) day period unless (i) such Unpermitted Exception was first raised by the Title Company subsequent to the date of the Title Commitment, and (ii) Purchaser shall notify Seller of the same within five (5) days after the Title Company shall notify Purchaser of such Unpermitted Exception (failure to so notify Seller shall be deemed to be a waiver by Purchaser of its right to raise such Unpermitted Exception as an objection to title or as a ground for Purchaser’s refusal to close the transaction contemplated by this Agreement). Notwithstanding anything to the contrary contained in this Agreement, Seller, in its sole discretion, shall have the right to adjourn the Closing for a period not to exceed ninety (90) days in order to endeavor to eliminate such Unpermitted Exceptions (such period of time being herein called the “Extension Period”), provided that Seller shall notify Purchaser, in writing, within five (5) days after receipt by Seller of the Title Objection Notice, whether or not it will endeavor to eliminate such Unpermitted Exceptions. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Seller shall not under any circumstance be required or obligated to cause the cure or removal of any Unpermitted Exception including, without limitation, to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate any Unpermitted Exception or to arrange for title insurance insuring against enforcement of such Unpermitted Exception against, or collection of the same out of, the Property, notwithstanding that Seller may have attempted to do so, or may have adjourned the Scheduled Closing Date for such purpose; provided, however, Seller shall satisfy any mortgage or deed of trust or other monetary lien placed on the Property by, through or under Seller.
(c)    In the event that Seller is unable, or elects not, to eliminate all Unpermitted Exceptions in accordance with the provisions of this Section 4.1.1, or to arrange for title insurance, without special premium to Purchaser, insuring against enforcement of such Unpermitted Exceptions against, or collection of the same out of, the Property, and to convey title to the Property in accordance with the terms of this Agreement on or before the Closing Date (whether or not the Closing is adjourned as provided in Section 4.1.1(b)), Seller shall notify Purchaser that it elects not to remove the same, in which event Purchaser shall have the right, as its sole remedy for such election of Seller, by delivery of written notice to Seller within three (3) Business Days following receipt of notice from Seller of its election not to remove such Unpermitted Exceptions, to either (i) terminate this Agreement by written notice delivered to Seller (in which event Escrowee shall, provided that Purchaser is not otherwise in default of its obligations pursuant to this Agreement, return the Deposit to the extent deposited with Escrowee, to Purchaser and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the Closing or a termination of this Agreement), or (ii) accept title to the Property subject to such Unpermitted Exception(s) without a reduction in, abatement of, or credit against, the Purchase Price. The failure of Purchaser to deliver timely any written notice of election under this Section 4.1.1(c) shall be conclusively deemed to be an election under clause (ii) above.
(d)    If, on the Closing Date, there are any liens or encumbrances that Seller is obligated to discharge under this Agreement, Seller shall have the right (but not the obligation) to either (i) arrange, at Seller’s cost and expense, for affirmative title insurance or special endorsements insuring against enforcement of such liens or encumbrances against, or collection of the same out of, the Property, or (ii) use any portion of the Purchase Price to pay and discharge the same, either by way of payment or by alternative manner reasonably satisfactory to the Title Company, and the same shall not be deemed to be Unpermitted Exceptions.
4.1.2    Permitted Exceptions to Title. The Property shall be sold and conveyed subject to the following exceptions to title (the “Permitted Exceptions”):
(a)    any matters shown on the Survey and not objected to by Purchaser as an Unpermitted Exception;
(b)    the Existing Financing Documents and those matters specifically set forth on Exhibit B attached hereto, as it may be revised from time to time to include schedule B exceptions to coverage as set forth in the Purchaser’s pro-forma policy or policies of title insurance issued by the Title Company in the State of Ohio, and the final form of this Exhibit shall be included as part of Exhibit B to the Deed;
(c)    all laws, ordinances, rules and regulations of the United States, the State of Ohio, or any agency, department, commission, bureau or instrumentality of any of the foregoing having jurisdiction over the Property (each, a “Governmental Authority”), as the same may now exist or may be hereafter modified, supplemented or promulgated;
(d)    all presently existing and future liens of real estate taxes or assessments and water rates, water meter charges, and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable and are apportioned at Closing as provided in this Agreement;
(e)    any Unpermitted Exception affecting title to the Real Property that Purchaser shall have agreed or be deemed to have agreed to waive as provided in Section 4.1.1(b) above;
(f)    rights of the tenants under a Lease either identified in the Lease Exhibit (as hereinafter defined) or entered into after the Effective Date in accordance with the terms of this Agreement;
(g)    all utility easements of record which do not interfere with the present use of the Property;
(h)    any other matter or thing affecting title to the Real Property that would have been discovered in the course of Purchaser’s Investigations but for any error, omission, or mistake made by Purchaser or Purchaser’s employees, agents, or contractors in conducting or interpreting the results of such Investigations (e.g. an encumbrance on title to the Real Property not reflected on Purchaser’s pro-forma title policy, a title matter not reflected on Purchaser’s Survey, etc.), it being the intention of the parties that Purchaser, not Seller, shall be responsible for any and all errors or omissions in Purchaser’s Investigations and evaluation of the Real Property; and

(i)    the printed or standard exceptions which appear on Purchaser’s pro forma policy of title insurance issued by the Title Company in the State of Ohio and which cannot be removed or modified by delivery of a standard owner’s affidavit or any other standard commercial affidavit that may be reasonably required by the Title Company.
4.2    Due Diligence Reviews. Except for title and survey matters (which shall be governed by the provisions of Section 4.1 above), Purchaser shall have until 5:00 p.m. (Central time) on October 12, 2016, TIME BEING OF THE ESSENCE (the period of time commencing upon the date hereof and continuing through and including such time on such date being herein called the “Due Diligence Period”) within which to perform and complete Purchaser’s due diligence examinations, reviews and inspections of matters pertaining to the purchase of the Property, including all leases and service contracts, and physical, environmental entitlements, permitting and compliance matters and conditions respecting the Property (collectively, the “Investigations”), which Investigations shall at all times be subject to Purchaser’s compliance with the provisions of this Section 4.2. During the Due Diligence Period, Seller shall provide Purchaser with reasonable access to the Property upon reasonable advance notice and shall also make available to Purchaser, at the offices of the property manager of the Property and via the on-line data room set up by Seller or its broker, access to all of the following (the “Seller Deliverables”): leases, lease abstracts, service contracts, other contracts and agreements, environmental reports, as-built building and parking drawings, declarations, cross-easements, master covenants, and building and occupancy permits, with respect to the Property in Seller’s possession or the possession of Seller’s property manager and such other documents related to the Property as Purchaser shall reasonably request; provided, however, in no event shall Seller be obligated to make available, nor shall the Seller Deliverables include, (1) any document or correspondence which would be subject to the attorney- client privilege; (2) any document or item which Seller is contractually or otherwise bound to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments relating to the Property; (5) appraisals of the Property whether prepared internally by Seller or Seller's affiliates or externally; or (6) any documents which Seller considers confidential or proprietary. Any entry upon the Property and all Investigations shall be made or performed during Seller’s normal business hours and at the sole risk and expense of Purchaser, and shall not interfere with the activities on or about the Property of Seller, its tenants and their employees and invitees. Purchaser shall:
(a)    promptly repair any damage to the Property resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Property used for such Investigations so that the Property shall be in substantially the same condition that it existed in prior to such Investigations;
(b)    fully comply with all laws applicable to the Investigations and all other activities undertaken in connection therewith;
(c)    permit Seller to have a representative present during all Investigations undertaken hereunder (Purchaser having no obligation to postpone or reschedule any Investigations to accommodate any Seller representative so long as such Investigations have been scheduled with Seller at least forty-eight (48) business hours in advance);

(d)    take all actions and implement all protections necessary to ensure that the Investigations and the equipment, materials, and substances generated, used or brought onto the Property in connection with the Investigations, pose no threat to the safety or health of persons or the environment, and cause no damage to the Property or other property of Seller or other persons;
(e)    furnish to Seller without representation or warranty upon request by Seller, at no cost or expense to Seller, copies of all surveys, soil test results, engineering, asbestos, environmental and other studies and reports (other than internal analysis and proprietary information of the Purchaser) relating to the Investigations which Purchaser shall obtain with respect to the Property after Purchaser’s receipt of same;
(f)    maintain or cause to be maintained, at Purchaser’s expense, a policy of commercial general liability insurance, with a broad form contractual liability endorsement and with a combined single limit of not less than $1,000,000.00 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000.00 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000.00, insuring Purchaser, Seller, J.P. Morgan Investment Management Inc., Casto Lifestyle Properties L.P. and JPMorgan Chase Bank, N.A., as additional insureds, against any injuries or damages to persons or property that may result from or are related to (i) Purchaser’s and/or Purchaser’s Representatives’ (as hereinafter defined) entry upon the Property, (ii) any Investigations or other activities conducted thereon, and/or (iii) any and all other activities undertaken by Purchaser and/or Purchaser’s Representatives, all of which insurance shall be on an “occurrence form” and otherwise in such forms acceptable to Seller and with an insurance company reasonably acceptable to Seller, and deliver a copy of an insurance certificate evidencing such insurance coverage to Seller prior to the first entry on the Property;
(g)    not permit the Investigations or any other activities undertaken by Purchaser or Purchaser’s Representatives to result in any liens, judgments or other encumbrances being filed or recorded against the Property, and Purchaser shall, at its sole cost and expense, promptly discharge of record any such liens or encumbrances that are so filed or recorded (including, without limitation, liens for services, labor or materials furnished); and
(h)    indemnify Seller and any agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity acting on Seller’s behalf or otherwise related to or affiliated with Seller (collectively, “Seller Related Parties”) and hold harmless Seller and Seller Related Parties from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements), suffered or incurred by Seller or any Seller Related Party and arising out of or in connection with (i) Purchaser’s and/or Purchaser’s Representatives’ entry upon the Property, (ii) any Investigations or other activities conducted thereon by Purchaser or Purchaser’s Representatives, (iii) any liens or encumbrances filed or recorded against the Property as a consequence of the Investigations and/or (iv) any and all other activities undertaken by Purchaser or Purchaser’s Representatives with respect to the Property. The foregoing indemnity shall not include any claims, demands, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, attorneys’ fees and disbursements) that result solely from the mere discovery, by Purchaser or Purchaser’s Representatives, of pre-existing conditions on the Property during Investigations conducted pursuant to, and in accordance with, the terms of this Agreement.
Without limiting the foregoing, in no event shall Purchaser or Purchaser’s Representatives, without the prior written consent of Seller which shall not be unreasonably withheld: (x) make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like) (which shall not include a standard Phase I environmental site assessment which is expressly permitted), and/or (y) contact any Governmental Authority having jurisdiction over the Property other than standard inquiries with respect to the existing zoning, permitting or entitlements of the Property; provided, however, Seller may withhold its approval in its sole discretion with respect to clause (x) above if such intrusive physical testing is not recommended in Purchaser’s environmental site assessment report.
The foregoing obligations shall survive the Closing or a termination of this Agreement.
4.2.1    Property Information and Confidentiality. All Information (as hereinafter defined) provided to Purchaser shall be subject to the following terms and conditions:
(a)    Any information provided or to be provided with respect to the Property is solely for Purchaser’s convenience and was or will be obtained from a variety of sources. Neither Seller nor any Seller Related Party has made any independent investigation or verification of such information and, except as expressly set forth herein, makes no (and expressly disclaims all) representations and warranties as to the truth, accuracy or completeness of the Information, or any other studies, documents, reports or other information provided to Purchaser hereunder and expressly disclaims any implied representations as to any matter disclosed or omitted. Neither Seller nor any Seller Related Party shall be liable for any mistakes, omissions, misrepresentations or any failure to investigate the Property nor shall Seller or any Seller Related Party be bound in any manner by any verbal or written statements, representations, appraisals, environmental assessment reports, or other information pertaining to the Property or the operation thereof, except as expressly set forth in this Agreement.
(b)    Purchaser agrees that neither Purchaser nor Purchaser’s Representatives shall, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, entity or association the Information, or any other knowledge or information acquired by Purchaser or Purchaser’s Representatives from Seller, any Seller Related Party or by Purchaser’s own inspections and investigations, other than matters that were in the public domain at the time of receipt by Purchaser or Purchaser’s Representatives. Without Seller’s prior written consent, Purchaser shall not disclose and Purchaser shall direct Purchaser’s Representatives not to disclose to any person, entity or association any of the terms, conditions or other facts with respect to this Agreement, including, without limitation, the status hereof, and shall not market or offer the Property for sale. Notwithstanding the foregoing, Purchaser may disclose such of the Information and its other reports, studies, documents and other matters generated by it and the terms of this Agreement (i) as required by law or court order (provided prior written notice of such disclosure shall be provided to Seller) and (ii) as Purchaser deems necessary or desirable to Purchaser’s Representatives in connection with Purchaser’s Investigation and the transaction contemplated hereby, provided that those to whom such Information is disclosed are informed of the confidential nature thereof and Purchaser shall be responsible for any breach of the terms and conditions hereof by any of Purchaser’s Representatives. Notwithstanding the foregoing to the contrary, Seller recognizes that Hines Global REIT II, Inc., which indirectly owns equity interests in Purchaser, is a public non-traded company, and Seller acknowledges and agrees that Purchaser or Hines Global REIT II, Inc. may disclose after Closing in press releases, but prior to Closing in U.S. Securities and Exchange Commission (“SEC”) and other filings with governmental authorities, financial statements and/or other communications such information regarding the transactions contemplated hereby and any such information relating to the Property as may be necessary under federal or state securities law, rules or regulations (including SEC rules and regulations), “generally accepted accounting principles” or other accounting rules or procedures.
(c)    Purchaser shall indemnify and hold harmless Seller and all Seller Related Parties from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by Seller or any Seller Related Party and arising out of or in connection with a breach by Purchaser or Purchaser’s Representatives of the provisions of this Section 4.2.1.
(d)    In the event this Agreement is terminated, upon written request from Seller, Purchaser and Purchaser’s Representatives shall promptly deliver to Seller all originals and copies of the Information in the possession of Purchaser and Purchaser’s Representatives, provided that no analyses prepared internally by Purchaser (as opposed to third party consultants) or electronic back-up copies of Information shall be required to be delivered to Seller pursuant to this paragraph.
(e)    As used in this Agreement, the term “Information” shall mean any of the following: (i) all Seller Deliverables and any other information and documents in any way relating to the Property, the operation thereof or the sale thereof, made available for review by, Purchaser or its directors, officers, employees, affiliates, partners, members, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, “Purchaser’s Representatives”), by Seller or any Seller Related Party or their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Purchaser or Purchaser’s Representatives containing or based on, in whole or in part, the information or documents described in the preceding clause (i), the Investigations, or otherwise reflecting their review or investigation of the Property.
(f)    In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against Purchaser or Purchaser’s Representatives in order to enforce the provisions of this Section 4.2.1.

(g)    Notwithstanding any terms or conditions in this Agreement to the contrary, but subject to restrictions reasonably necessary to comply with federal or state securities laws, any person or entity (“Person”) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure. For the avoidance of doubt, this authorization is not intended to permit disclosure of the names of, or other identifying information regarding, the participants in the transactions contemplated herein, or of any information or the portion of any materials not relevant to the tax treatment or tax structure of such transactions.
(h)    The provisions of this Section 4.2.1 shall survive the Closing or a termination of this Agreement, provided that (i) Section 4.2.1(b) hereof shall not survive Closing except with respect to any Information related to Seller as an entity rather than the Property and (ii) Section 4.2.1 (c) shall not survive Closing with respect to a breach of 4.2.1(b), any Information related to the Property (and not the Seller as an entity) and first occurring after Closing.
4.2.2    Notice to Proceed. If, on or before the expiration of the Due Diligence Period, based upon the Investigations and/or the Information, Purchaser shall determine that it intends to acquire the Property, then Purchaser shall promptly notify Seller of such determination in writing on or before 5:00 p.m. (Central time) no later than the date that the Due Diligence Period shall expire (such notice being herein called the “Notice to Proceed”). If Purchaser fails to deliver a Notice to Proceed prior to the expiration of the Due Diligence Period, the Initial Deposit shall be promptly returned to Purchaser, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the Closing or a termination of this Agreement).
4.2.3    Identified Contracts. Upon the written request of Purchaser delivered prior to expiration of the Due Diligence Period (the “Termination List Notice”), Seller shall, on the Closing Date, deliver notices of termination to vendors under maintenance, service and supply contracts, and equipment leases with respect to the Property specified by Purchaser in the Termination List Notice (collectively, the “Identified Contracts”), terminating such Identified Contracts effective upon the earliest date that, pursuant to the terms of such Identified Contracts, such Identified Contracts may be terminated without the payment by Seller of any fee, premium, penalty or other form of early termination compensation (which date, if not so terminable, shall be the expiration date of the Identified Contract). Purchaser understands and agrees that, at Closing, Purchaser shall assume the obligations of Seller under maintenance, service and supply contracts, and equipment leases with respect to the Property (x) that were not timely identified in the Termination List Notice, (y) for which notices of termination are delivered on the Closing Date but which are not effectively terminated until after the Closing Date, or (z) that were entered into after the expiration of the Due Diligence Period in accordance with the terms of this Agreement.
4.3    Tenant Estoppel Certificates. Receipt of estoppel certificates (each, a “Tenant Estoppel Certificate”, and collectively, the “Tenant Estoppel Certificates”) from (a) the tenants identified on Exhibit C attached hereto and made a part hereof (collectively, the “Required Tenants”), and (b) a sufficient number of other tenants such that estoppel certificates shall have been received pursuant to clauses (a) and (b) hereof with respect to not less than seventy percent (70%) of the total net rentable square footage of the Property covered by the Leases in effect as of the date hereof, shall, subject to the terms of Section 7.2.3(b), be a condition precedent to Purchaser’s obligation to purchase the Property hereunder. Seller shall use commercially reasonable efforts (and, as used in this Agreement, commercially reasonable efforts shall not be deemed to include any obligation to institute legal proceedings, deliver notices of default or to expend any monies) to obtain such Tenant Estoppel Certificates, which certificates shall be substantially in the form attached hereto and made a part hereof as Exhibit D, as modified to conform to the requirements of the applicable lease or operative agreement, if any such requirements exist, and to make the statements contained therein factually correct. Notwithstanding the foregoing, Seller may, in compliance with its obligations hereunder, deliver a Tenant Estoppel Certificate in any form which does not materially vary from the representations made in the form of Tenant Estoppel Certificate in Exhibit D (as modified to make the statement contained therein factually correct). Notwithstanding anything contained in this Agreement to the contrary, in the event Seller is unable to obtain a Tenant Estoppel Certificate from any particular tenant under any Lease, Seller shall have the right (but not the obligation) to deliver to Purchaser on the Closing Date a certificate (a “Seller’s Estoppel Certificate”) in the form attached hereto and made a part hereof as Exhibit E, executed by Seller, and in such event, Seller shall be deemed to have delivered a Tenant Estoppel Certificate with respect to such tenant for purposes of satisfying the condition under this Section 4.3. In no event shall Seller have the right to deliver a Seller’s Estoppel Certificate for more than ten percent (10%) of the total net rentable square footage of the Property or for any Required Tenant. In addition, Seller shall be released from any liability with respect to such Seller’s Estoppel Certificate upon the sooner to occur of (i) six (6) months following the Closing Date and (ii) the date of delivery to Purchaser of a Tenant Estoppel Certificate executed by the tenant for which Seller has delivered such Seller’s Estoppel Certificate. If prior to the Scheduled Closing Date, Tenant Estoppel Certificates sufficient to satisfy the condition precedent to Purchaser’s obligation to purchase the Property described in this Section 4.3 are not received, Seller may postpone the Closing for a maximum of thirty (30) days beyond the Scheduled Closing Date to allow Seller additional time in order to obtain Tenant Estoppel Certificates sufficient to satisfy such condition precedent.
4.4    Conditions Precedent to Obligations of Purchaser; SNDAs. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the performance and observance, in all material respects, by Seller of all covenants, warranties and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date and the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Purchaser specifically enumerated in this Agreement, any or all of which may be waived by Purchaser in its sole discretion. Seller shall use commercially reasonable efforts to cooperate with Purchaser and any lender of Purchaser in obtaining subordination, non-disturbance and attornment agreements from the Tenants if Purchaser’s lender shall request, provided that obtaining any such subordination, non-disturbance and attornment agreements shall not be a condition to Closing, and Seller’s failure to obtain any such agreement shall not be a default hereunder.
4.5    Conditions Precedent to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the performance and observance, in all material respects, by Purchaser of all covenants and agreements of this

Agreement to be performed or observed by Purchaser prior to or on the Closing Date (provided that Purchaser shall have delivered the full amount of the Closing Payment) and the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Seller specifically set forth in this Agreement, any or all of which may be waived by Seller in its sole discretion.
5.    Closing. The closing (the “Closing”) of the sale and purchase contemplated herein shall occur at 10:00 a.m. on or before the date which is the later to occur of (i) thirty (30) days following the expiration of the Due Diligence Period or (ii) five (5) Business Days after Existing Lender’s approval of the Existing Financing Assumption (the “Scheduled Closing Date”), TIME BEING OF THE ESSENCE with respect to Purchaser’s obligation to close on such date, at the offices of Escrowee through an escrow and pursuant to escrow instructions consistent with the terms of this Agreement and otherwise mutually satisfactory to Seller and Purchaser (the date on which the Closing shall occur being herein referred to as the “Closing Date”). Purchaser shall have the one time option to extend the Scheduled Closing Date for a period of up to thirty (30) days exercisable upon (1) written notice from Purchaser to Seller received by Seller at least two (2) Business Days before the Scheduled Closing Date (the “Extension Notice”) and (2) depositing, by wire transfer of immediately available federal funds, the sum of Five Million Five Dollars ($5,000,000.00) (the “Extension Deposit”) with the Escrowee at least two (2) Business Days before the Scheduled Closing Date. The Extension Notice shall designate a Business Day no later than the date which is thirty (30) days after the then Scheduled Closing Date as the new Scheduled Closing Date hereunder. The Extension Deposit shall (x) be held by Escrowee in accordance with the terms of the Escrow Agreement, (y) be applied to the Purchase Price at Closing in accordance with Section 3, and (z) shall, except as otherwise expressly set forth in this Agreement, be non-refundable to Purchaser. For avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, if Purchaser fails to timely deliver the Extension Notice to Seller and/or deposit the Extension Deposit with Escrowee as aforesaid, the Scheduled Closing Date shall not be extended except as otherwise expressly set forth in this Agreement. The Closing shall constitute approval by each party of all matters to which such party has a right of approval and a waiver of all conditions precedent.
5.1    Seller Deliveries. At the Closing, each Seller shall deliver or cause to be delivered to Purchaser or to the Escrowee, as the case may be the following items executed and acknowledged by such Seller, as appropriate:
(a)    a deed (the “Deed”) in the form attached hereto and made a part hereof as Exhibit F.
(b)    an assignment and assumption of leases and brokerage agreements related to such leases (the “Assignment and Assumption of Leases”), in the form attached hereto and made a part hereof as Exhibit G.
(c)    a bill of sale (the “Bill of Sale”), in the form attached hereto and made a part hereof as Exhibit H.
(d)    a certification of non-foreign status in the form attached hereto and made a part hereof as Exhibit I, and any required state certificate that is sufficient to exempt Seller from any state withholding requirement with respect to the transactions contemplated hereby.

(e)    an assignment and assumption of Contracts (the “Assignment and Assumption of Contracts”), in the form attached hereto and made a part hereof as Exhibit J.
(f)    all existing surveys, blueprints, drawings, plans and specifications for or with respect to the Property or any part thereof, to the extent the same are in Seller’s possession.
(g)    all keys to the Improvements, to the extent the same are in Seller’s possession.
(h)    all Leases in effect on the Closing Date.
(i)    all Contracts that shall remain in effect after the Closing, to the extent the same are in Seller’s possession or the possession of Seller’s property manager (all items in clauses (f) through (i) may be either delivered at Closing or left at the management office at the Property, to the extent not previously delivered to Purchaser).
(j)    all applicable transfer and documentary stamp tax forms, if any, as prepared by Purchaser with Seller’s reasonable cooperation.
(k)    such further instruments as may be required by the Title Company to record the Deed, including without limitation a standard owner’s affidavit in the form attached hereto as Exhibit T.
(l)    notices to each of the tenants under the Leases (each, a “Tenant Notice”, and collectively, the “Tenant Notices”) in the form attached hereto and made a part hereof as Exhibit K, advising such tenants of the sale of the Property to Purchaser and directing them to make all payments to Purchaser or its designee, which Tenant Notices Purchaser shall, at Purchaser’s sole cost and expense, either mail by certified mail return receipt requested or hand-deliver to each applicable tenant.
(m)    evidence reasonably satisfactory to the Title Company respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered hereunder.
(n)    an assignment and assumption of existing financing documents (the “Assignment and Assumption of Existing Financing Documents”), in a form approved by the Existing Lender, if applicable.
5.2    Purchaser Deliveries. At the Closing, Purchaser shall deliver or cause to be delivered to Seller or to the Escrowee, as the case may be, the following items executed and acknowledged by Purchaser, as appropriate:
(a)    payment of the Closing Payment to be made in accordance with Section 3 above.
(b)    the Assignment and Assumption of Leases.

(c)    the Assignment and Assumption of Contracts and Assignment.
(d)    payment of amounts due to Casto Southeast Realty Services LLC (“Casto”) in accordance with the letter agreement by and between Purchaser and Casto.
(e)    all applicable transfer tax and documentary stamp tax forms, if any.
(f)    such further instruments as may be necessary to record the Deed.
(g)    evidence reasonably satisfactory to Seller and the Title Company respecting the due organization of Purchaser and the due authorization and execution by Purchaser of this Agreement and the documents required to be delivered hereunder.
(h)    The Assignment and Assumption of Existing Financing Documents.
5.3    Closing Costs. Seller shall pay (a) the brokerage commission in accordance with Section 11.1.2, (b) and any escrow fees charged by the Title Company, and (c) all state, county and local transfer taxes, documentary stamp taxes or similar conveyance taxes or fees, payable in connection with the transaction contemplated herein; provided, however, Purchaser shall pay any and all documentary stamp tax and intangible tax in connection with Purchaser’s financing, mortgage or note. Purchaser shall pay (a) the title insurance premium for the Owner’s Policy, (b) the cost of any title endorsements and affirmative insurance required by Purchaser, (c) the costs of the Survey (or an update thereto), (d) all recording charges payable in connection with the recording of the Deed, (e) all fees, costs or expenses in connection with Purchaser’s due diligence reviews hereunder and (f) any escrow fees charged by the Escrowee in connection with holding the Deposit. Any other closing costs shall be allocated in accordance with local custom. Except as expressly provided in the indemnities set forth in this Agreement, Seller and Purchaser shall pay their respective legal, consulting and other professional fees and expenses incurred in connection with this Agreement and the transaction contemplated hereby and their respective shares of prorations as hereinafter provided. The provisions of this Section 5.3 shall survive the Closing or a termination of this Agreement.
5.4    Prorations.
5.4.1    The following shall be prorated between Seller and Purchaser as of 12:01 a.m. on the Closing Date (on the basis of the actual number of days elapsed over the applicable period):
(a)    All ad valorem real estate taxes, assessments, and any payments in lieu thereof pursuant to Ohio Revised Code Chapter 5709 and not reimbursable by tenants under the Leases for the calendar year of the Closing which have not been paid but are due and payable with respect to calendar year 2016 shall be apportioned and prorated on a per diem basis between the parties as of the Closing Date, regardless of the collection date therefor. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Purchaser assuming the obligation to pay any installments due after the Closing Date).
(b)    Subject to this Section 5.4.1(b), all fixed rent and regularly scheduled items of additional rent under the Leases, and other tenant charges if, as and when received. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable cash security deposits (to the extent the foregoing were made by tenants under the Leases and are not applied or forfeited prior to the Closing Date) to Purchaser on the Closing Date. Seller shall deliver to Purchaser at Closing any tenant security deposits which are held in the form of letters of credit, along with any required transfer forms and fees, if any. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Purchaser shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Purchaser shall not be required to litigate or declare a default in any Lease). To the extent Purchaser receives rents on or after the Closing Date, such payments shall be applied first toward the rents for the month in which the Closing occurs, second to the rents that shall then be due and payable to Purchaser, and third to any delinquent rents owed to Seller, with Seller’s share thereof being held by Purchaser in trust for Seller and promptly delivered to Seller by Purchaser. Purchaser may not waive any delinquent rents nor modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller’s written consent, which consent may be given or withheld in Seller’s sole and absolute discretion. Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Seller (but shall not be entitled to terminate or threaten to terminate any lease or any tenant’s right to possession), which right shall include the right to continue legal actions or proceedings against any tenant which have already been commenced, but not the right to commence new legal actions or proceedings. Delivery of the Assignment and Assumption of Leases shall not constitute a waiver by Seller of such right, and such right shall survive the Closing. Purchaser shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default under any Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.
(c)    If any tenant of the Property is obligated to pay percentage rent based upon the calendar year or lease year in which the Closing Date occurs (the “Percentage Rent Year”), Purchaser shall, within thirty (30) days after receipt of such payment with respect to the Percentage Rent Year, remit to Seller that portion which is equal to the number of days which elapsed between the commencement date of the Percentage Rent Year for each such tenant, and the Closing Date, and the total number of days in such Percentage Rent Year. If Seller has received payments of percentage rent based on any Percentage Rent Year in which the date of Closing occurs, in excess of Seller’s share as calculated as set forth above in this Section 5.4.1(c), it shall pay such excess to Purchaser at Closing.
(d)    All operating expenses customarily apportioned between sellers and purchasers of real estate properties similar to the Property and located in the same geographic area as the Property. Specifically, Seller will prepare a reconciliation as of the Closing Date of the amounts of all billings and charges for operating expenses and real estate taxes and assessments in excess of the applicable expense stop, if any, specified in each Lease (collectively, “Operating Expense Recoveries”) for calendar year 2016. If less amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2016 than would have been owed by Tenants under the Leases if the reconciliations under such Leases were completed as of the Closing Date based on the operating expenses and real estate taxes and assessments incurred by the Seller for calendar year 2016 up to the Closing Date (as prorated pursuant to this Section 5.4.1), Purchaser will pay such difference to Seller at Closing as an addition to the Purchase Price. If more amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2016 than would have been owed by Tenants under the Leases if the reconciliations under such Leases were completed as of the Closing Date based on the operating expenses and taxes incurred by the Seller for calendar year 2016 up to the Closing Date (as prorated pursuant to this Section 5.4.1), Seller will pay to Purchaser at Closing as a credit against the Purchase Price such excess collected amount. Purchaser and Seller agree that such proration of Operating Expense Recoveries at Closing for calendar year 2016 will fully relieve Seller from any responsibility to Tenants or Purchaser for such matters subject to Seller’s and Purchaser’s right and obligation to finalize prorations within one hundred eighty (180) days after the last day of the calendar year in which the Closing occurs solely to make adjustments necessary to the extent estimates used in the calculation of such reconciliation at Closing differ from actual bills received after Closing for those items covered by such reconciliation at Closing or to correct any errors. In this regard, Purchaser will be solely responsible, from and after Closing, for (i) collecting from Tenants the amount of any outstanding Operating Expense Recoveries for calendar year 2016 for periods before and after Closing, and (ii) where appropriate, reimbursing Tenants for amounts attributable to Operating Expense Recoveries for calendar year 2016, as may be necessary based on annual reconciliations for Operating Expense Recoveries for such calendar year.
(e)    Charges and payments under Contracts or permitted renewals or replacements thereof assigned to Purchaser pursuant to the Assignment and Assumption of Contracts.
(f)    Any prepaid items, including, without limitation, fees for licenses which are transferred to Purchaser at the Closing and annual permit and inspection fees.
(g)    Utilities, including, without limitation, telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings.
(h)    Deposits with telephone and other utility companies, and any other persons or entities who supply goods or services in connection with the Property if the same are assigned to Purchaser at the Closing, which shall be credited in their entirety to Seller.
(i)    Personal property taxes, if any, on the basis of the fiscal year for which assessed.

(j)    Permitted administrative charges, if any, on those tenants’ security deposits transferred by Seller pursuant to the Assignment and Assumption of Leases.
(k)    Taxes payable by Seller relating to operations of the Property, including, without limitation, business and occupancy taxes and sales taxes, if any.
(l)    Such other items as are customarily apportioned between sellers and purchasers of real properties of a type similar to the Property and located in the same geographic area as the Property subject to Section 7.2.3(a) hereof, including, without limitation, any amounts paid by tenants of the Property and held by Seller as actual or estimated real estate taxes pursuant to such tenant’s leases.
(m)    If Purchaser shall be assuming the Existing Financing, interest payable on the Existing Financing.
5.4.2
(a)    If any of the items described in Section 5.4.1 hereof cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered, as applicable; provided that (i) with the exception of any item required to be apportioned pursuant to Section 5.4.1(a), (b) or (g), neither party shall have the right to request apportionment or reapportionment of any such item at any time following the one hundred eightieth (180th) day after the Closing Date and (ii) with respect to the items required to be apportioned pursuant to Section 5.4.1(a), (b) or (g), neither party shall have the right to request apportionment or reapportionment of any such item at any time following the one (1) year anniversary of the Closing Date. If the Closing shall occur before a real estate or personal property tax rate or assessment is fixed for the tax year in which the Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the tax rate or assessment for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate or assessment is fixed, the apportionment of taxes or assessments shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed, which obligations shall survive the Closing.
(b)    If Purchaser shall be assuming the Existing Financing, Purchaser shall be given a credit at the Closing for the then current principal balance of the Existing Financing and Seller shall be given a credit for the amount of all security, escrows and deposits held in connection with the Existing Financing (to the extent not replaced by Purchaser or released by Existing Lender).
5.4.3    Items to be prorated at the Closing shall include a credit to Seller for costs and expenses incurred by Seller in connection with any new Leases or modifications to any existing Leases entered into after the date hereof in accordance with the terms and conditions set forth in Section 7.2.3(a) of this Agreement except for any such costs and expenses designated as Seller Leasing Costs in the following sentence. Except as set forth on Exhibit Q (the “Purchaser

Assumed Pre-Existing Brokerage and TI Costs”), Seller shall be responsible for all brokerage and leasing commissions and tenant improvement costs for the initial term of all Leases entered into prior to the date of this Agreement and for any extension, renewal or expansion of any such Lease exercised prior to the date of this Agreement (collectively, “Seller Leasing Costs”). At Closing, Purchaser shall receive a credit against the Purchase Price for any portion of the Purchaser Assumed Pre-Existing Brokerage and TI Costs still outstanding and payable by Purchaser post-closing.
Purchaser shall be responsible for and expressly assumes the obligation to pay all Purchaser Assumed Pre-Existing Brokerage and TI Costs and all brokerage and leasing commissions, tenant improvement costs and other costs and expenses including attorney’s fees for any new leases entered into either prior to or from and after the date of this Agreement and any extension, renewal or expansion of any existing Lease exercised or entered into either prior to or from and after the date of this Agreement including, without limitation amounts owed under the Brokerage Agreements, provided in all such instances, the term of such Lease, extension, or expansion or the regularly scheduled payment of rent commences from and after the date of this Agreement (collectively, “Purchaser Leasing Costs”). If at the Closing Seller has paid any Purchaser Leasing Costs, the prorations at the Closing shall include an appropriate credit to Seller. If at the Closing there remain unpaid Seller Leasing Costs, Purchaser shall expressly assume the responsibility to pay such unpaid Seller Leasing Costs, and the prorations at the Closing shall include an appropriate credit to Purchaser.
5.4.4    The provisions of this Section 5.4 shall survive the Closing.
6.    Condemnation or Destruction of Property. In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or condemnation or any of the improvements on the Property are damaged or destroyed by fire or other casualty, Seller shall have no obligation to restore, repair or replace any portion of the Property or any such damage or destruction. Seller shall, at the Closing, assign to Purchaser all of Seller’s interest in all awards or other proceeds for such taking by eminent domain or condemnation or the proceeds of any insurance collected by Seller for such damage or destruction (unless Seller shall have repaired such damage or destruction prior to the Closing and except to the extent any such awards, proceeds or insurance are attributable to lost rents or items applicable to any period prior to the Closing), less the amount of all reasonable costs incurred by Seller in connection with the repair of such damage or destruction or collection costs of Seller respecting any awards or other proceeds for such taking by eminent domain or condemnation or any uncollected insurance proceeds which Seller may be entitled to receive from such damage or destruction, as applicable. In connection with any assignment of awards, proceeds or insurance hereunder, Seller shall credit Purchaser with an amount equal to the applicable deductible amount under Seller’s insurance (but not more than the amount by which the cost, as of the Closing Date, to repair the damage is greater than the amount of insurance proceeds assigned to Purchaser); provided, however, if either (i) the amount of the damage (as determined by an independent third party contractor or engineer selected by Seller and reasonably approved by Purchaser) or the amount of condemnation award shall exceed an amount equal to ten percent (10%) of $190,000,000, or (ii) the extent of the damage or condemnation gives any of the Required Tenants the right to terminate their respective Leases (unless all such affected Required Tenants have waived such termination rights), or (iii) any condemnation has a material and adverse effect on access to the Property as reasonably determined by Seller, Purchaser shall have the right to terminate this Agreement by notice to Seller given within ten (10) days after notification to Purchaser of the estimated amount of damages or the determination of the amount of any condemnation award. In any instance where this Agreement is terminated pursuant to this Section 6, the Initial Deposit and the Extension Deposit, to the extent deposited with Escrowee, shall, provided that Purchaser is not otherwise in default of its obligations pursuant to this Agreement, be promptly returned to Purchaser, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the Closing or a termination of this Agreement). The parties hereby waive the provisions of any statute which provides for a different outcome or treatment in the event of a casualty or a condemnation or eminent domain proceeding.
7.    Representations, Warranties and Covenants.
7.1    Representations, Warranties and Covenants of Seller.
7.1.1    Representations and Warranties of Seller. Subject to the provisions of this Section 7.1.1, Seller hereby represents to Purchaser that, as of the date of this Agreement:
(a)    Leases. There are no leases, licenses or other occupancy agreements to which Seller is a party or is bound affecting any portion of the Property which will be in force on the Closing Date other than the Leases. As used herein, “Leases” shall be deemed to mean, collectively, (i) the leases described on Exhibit M attached hereto and made a part hereof (the “Lease Exhibit”) and (ii) the leases entered into after the date of this Agreement in accordance with this Agreement. As of the date of this Agreement (x) the Leases are in full force and effect and have not been amended except as set forth in the Lease Exhibit, and (y) the Lease Exhibit is true and correct in all material respects. To the best of Seller’s knowledge, the copies of the Leases that have been provided to, or made available to, Purchaser are true, correct and complete, in all material respects. Seller has received no written notice from the Tenants under the Leases of any currently uncured default by Seller under the Leases, and, there exists no monetary default or, to the best of Seller’s knowledge, material non-monetary default on the part of the Tenants under the Leases, except a set forth on Exhibit M.
(b)    Litigation. There is no pending or, to Seller’s knowledge, threatened litigation or condemnation action against the Property or against Seller with respect to the Property as of the date of this Agreement.
(c)    No Insolvency. Seller is not a debtor in any state or federal insolvency, bankruptcy, receivership proceeding.
(d)    Non-Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code, as amended (the “Code”).
(e)    Contracts. Seller has not entered into any service or equipment leasing contracts relating to the Property which will be in force after the Closing, except for the

Contracts. As used in this Agreement, the “Contracts” shall be deemed to mean, collectively, (i) the contracts described on Exhibit N attached hereto and made a part hereof, (ii) contracts which are cancelable on thirty (30) days’ notice or less without premium or penalty, and (iii) contracts entered into by Seller after the date of this Agreement which Seller is permitted to enter into in accordance with this Agreement.
(f)    Lease Brokerage Agreements; Leasing Commission Agreements; Leasing Costs. As of the date hereof, Seller has not entered into any lease brokerage agreements or lease commission agreements other than as described on Exhibit P attached hereto and made a part hereof or in the Leases that shall be binding upon Purchaser following Closing. Except (i) the Purchaser Assumed Pre-Existing Brokerage and TI Costs, (ii) costs related to new Leases or modifications to existing Leases entered into after the date hereof in accordance with the terms and conditions set forth in Section 7.2.3(a), and (iii) the Seller Leasing Costs set forth on Exhibit R, there are no unpaid Leasing Costs currently due and payable with respect to any Leases and none shall be due and payable by Purchaser after Closing with respect to any Leases that are in effect as of the Closing Date.
(g)    Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are, or on the Closing Date will be, duly authorized, executed and delivered by and are binding upon Seller. Each Seller is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement.
(h)    Tenant Deposits. Exhibit S sets forth all Tenant security deposits (including those in the form of letters of credit) currently being held by or on behalf of Seller with respect to the Leases.
(i)    ERISA. The assets of Seller are not subject to Title I of the Employee Retirement Income Security Act or Section 4975 of the Code.
(j)    Loan Assumption Thresholds.  As of the Effective Date, Seller believes (x) clause (i) of the Loan Assumption Thresholds described in the Existing Financing Documents would be satisfied provided Existing Lender attributes the Purchase Price to the value of the Property, and (y) clause (ii) of the Loan Assumption Thresholds described in the Existing Financing Documents would be satisfied if the debt service coverage ratio described therein were calculated as of the Effective Date as described therein. The representation shall not be re-made at Closing and shall not survive Closing.
(k)    OFAC. None of (A) Seller or, (B) any Person directly owning ten percent (10%) or more of Seller, or (C) to the best of Seller’s knowledge, any Person indirectly owning an interest Seller, or, (D) to the best of Seller’s knowledge, if Seller is a privately-held entity, any Person having a beneficial interest in Seller, or, (E) to the best of Seller’s knowledge, any Person for whom Seller is acting as agent or nominee in connection with the transaction contemplated by this Agreement, is a country, territory, individual or entity named on any OFAC List or a Person prohibited under the OFAC Programs. “OFAC” means the U.S. Treasury Department’s Office of

Foreign Assets Control. “OFAC List” means any list maintained, from time to time, by OFAC, which lists countries, territories, Persons and other entities, the engagement of transactions with whom is prohibited by OFAC and/or by Executive Order 13224 (Sept. 24, 2001) “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”, which lists can be found on the OFAC website at <http://www.ustreas.gov/ofac>. “OFAC Programs” means the programs administered by OFAC, which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on any OFAC List.
Notwithstanding and without limiting the foregoing, (i) if any of the representations or warranties of Seller that survive Closing contained in this Agreement or in any document or instrument delivered in connection herewith are materially false or inaccurate, or Seller is in material breach or default of any of its obligations under this Agreement that survive Closing, and Purchaser nonetheless closes the transaction hereunder and purchases the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon the Closing) in the event that on or prior to Closing, Purchaser shall have had knowledge of the false or inaccurate representations or warranties or other breach or default, and (ii) to the extent the copies of the Leases, the Contracts or any other Information furnished or made available to or otherwise obtained by Purchaser prior to the expiration of the Due Diligence Period contain provisions or information that are inconsistent with the foregoing representations and warranties, and Purchaser nonetheless closes the transaction hereunder and purchases the Property, then Seller shall have no liability or obligation respecting such inconsistent representations or warranties (and Purchaser shall have no cause of action or right to terminate this Agreement with respect thereto), and such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to such Leases, Contracts and other Information.
References to the “knowledge”, “best knowledge” and/or “actual knowledge” of Seller or words of similar import shall refer only to the current actual (as opposed to implied or constructive) knowledge of Jeffrey Pisano and Jason Freeman and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any parent, subsidiary or affiliate of Seller or to any other officer, agent, manager, representative or employee of Seller or to impose upon Jeffrey Pisano or Jason Freeman any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Notwithstanding anything to the contrary contained in this Agreement, neither Jeffrey Pisano nor Jason Freeman shall have any personal liability hereunder.
The representations and warranties contained in this Section 7.1.1 shall survive the Closing for a period of six (6) months. In furtherance thereof, Purchaser acknowledges and agrees that it shall have no right to make any claim against Seller on account of any breach of any representation or warranty contained in this Section 7.1.1 unless an action on account thereof shall be filed in a court of competent jurisdiction within sixty (sixty) days following the six (6) month survival period referenced above (the “Claim Expiration Date”). To the fullest extent permitted by law, the foregoing shall constitute an express waiver of any applicable statute of limitations on account of Seller’s breach of its representations and warranties contained in this Section 7.1.1.
7.1.2    GENERAL DISCLAIMER. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT DELIVERED BY SELLER TO PURCHASER AT THE CLOSING, THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS” ,”WHERE IS,” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING THE CONDITION OF THE SOIL OR THE IMPROVEMENTS), THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF. PURCHASER ACKNOWLEDGES THAT, DURING THE DUE DILIGENCE PERIOD, PURCHASER WILL EXAMINE, REVIEW AND INSPECT ALL MATTERS WHICH IN PURCHASER’S JUDGMENT BEAR UPON THE PROPERTY AND ITS VALUE AND SUITABILITY FOR PURCHASER’S PURPOSES. PURCHASER IS A SOPHISTICATED PURCHASER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY AND THAT PURCHASER HAS OR WILL HAVE ADEQUATE OPPORTUNITY TO COMPLETE ALL PHYSICAL AND FINANCIAL EXAMINATIONS (INCLUDING ALL OF THE EXAMINATIONS, REVIEWS AND INVESTIGATIONS REFERRED TO IN SECTION 4) RELATING TO THE ACQUISITION OF THE PROPERTY HEREUNDER IT DEEMS NECESSARY, AND WILL ACQUIRE THE SAME SOLELY ON THE BASIS OF AND IN RELIANCE UPON SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (OTHER THAN AS EXPRESSLY PROVIDED HEREIN). EXCEPT AS TO MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT DELIVERED BY SELLER TO PURCHASER AT THE CLOSING: (A) PURCHASER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY, AND (B) WITHOUT LIMITING THE FOREGOING, PURCHASER WAIVES ANY RIGHT IT OTHERWISE MAY HAVE AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SEEK DAMAGES FROM SELLER IN CONNECTION WITH THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING ANY RIGHT OF CONTRIBUTION UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT. THE PROVISIONS OF THIS SECTION 7.1.2 SHALL SURVIVE THE CLOSING.

7.2    Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement in accordance with the terms and conditions of this Agreement:
7.2.1    Seller shall maintain the Property in substantially the same manner as prior hereto pursuant to Seller’s normal course of business (such maintenance obligations not including capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.
7.2.2    Subject to the terms set forth in this Section 7.2.2, Seller may cancel, modify, extend, renew or permit the expiration of contracts or enter into any new service contract with Purchaser’s consent, which consent shall not be unreasonably withheld; provided, however, Purchaser’s consent shall not be required if such contract is cancelable upon not more than thirty (30) days’ notice. After the expiration of the Due Diligence Period, Seller shall not modify, extend, renew or cancel (except as a result of a default by the other party thereunder) or enter into any additional service contracts or other similar agreements without the prior consent of Purchaser, which consent may be withheld in Purchaser’s sole discretion; provided, however, Purchaser’s consent shall not be required if such contract is cancelable upon not more than thirty (30) days’ notice. Purchaser’s failure to disapprove any request for consent by Seller under this Section 7.2.2 within five (5) Business Days following Seller’s request therefor shall be deemed to constitute Purchaser’s consent thereto.
7.2.3
(a)    Seller shall have the right to continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and shall keep Purchaser informed as to the status of leasing prior to the Closing Date. Prior to the expiration of the Due Diligence Period, Seller shall be entitled to enter into any new leases, or modifications of existing Leases only with Purchaser’s prior written consent, which consent shall not be unreasonably withheld. After the expiration of the Due Diligence Period, Seller shall not during the term of this Agreement enter into any new leases or, unless required by the term of existing Leases, modifications of existing Leases without the prior written consent of Purchaser, which consent may be granted or withheld in Purchaser’s sole discretion. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, (x) Purchaser’s failure to disapprove any request for consent by Seller under this Section 7.2.3 within five (5) Business Days following Seller’s request therefor shall be deemed to constitute Purchaser’s consent thereto, and (y) Purchaser shall bear all costs and expenses related to any new leases or modifications of existing Leases or service contracts entered into after the date hereof in accordance with the provisions of this Section 7.2.3 (including tenant improvement costs and leasing commissions and other costs and expenses including attorney’s fees, but excluding free rent allocable to any period prior to the Closing Date) and, without limiting the foregoing, the prorations at the Closing shall include an appropriate credit to Seller consistent with the foregoing.
(b)    Notwithstanding anything to the contrary contained in this Agreement: (i) Seller makes no representations and assumes no responsibility with respect to the continued occupancy of the Property or any part thereof by any tenant, (ii) the removal of a tenant whether by summary proceedings or otherwise prior to the Closing Date shall not give rise to any claim on the part of Purchaser and (iii) Purchaser agrees that it shall not be grounds for Purchaser’s refusal to close this transaction that any tenant is a holdover tenant or in default under its Lease on the Closing Date and Purchaser shall accept title subject to such holding over or default without an abatement in or credit against the Purchase Price.
7.2.4    Seller will keep in force and effect with respect to the Property the insurance policies currently carried by Seller or policies providing similar coverage through the Closing Date.
7.2.5    From and after the Effective Date until the earlier of the Closing or termination of this Agreement, Seller shall not enter into any new reciprocal easement agreement or declaration which would be, or modify any existing reciprocal easement agreement or declaration in a manner which would be, in each case, binding on Purchaser and/or the Land following the Closing without Purchaser’s prior written consent, which consent shall not be unreasonably withheld; provided, however, Seller shall have the right to execute and record any utility easements benefiting the Property or serving the tenants or occupants of the Property.
7.3    Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents and warrants to Seller that:
7.3.1    This Agreement and all agreements, instruments and documents herein provided to be executed or caused to be executed by Purchaser are, or on the Closing Date will be, duly authorized, executed and delivered by and are binding upon Purchaser. Purchaser is a limited partnership, duly organized and validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to do all things required of it under this Agreement. The representations and warranties of Purchaser shall survive the Closing.
7.3.2    The amounts payable by Purchaser to Seller hereunder are not and were not, directly or indirectly, derived from activities in contravention of federal, state or international laws and regulations (including, without limitation, anti-money laundering laws and regulations). None of (A) Purchaser, (B) any Person, directly or indirectly, owning ten percent (10%) or more of Purchaser, (C) if Purchaser is a privately-held entity, any Person having a beneficial interest in Purchaser, or (D) any Person for whom Purchaser is acting as agent or nominee in connection with the transaction contemplated by this Agreement, is a country, territory, individual or entity named on any OFAC List or a Person prohibited under the OFAC Programs.
7.3.3    As of the Effective Date, Purchaser satisfies the requirements described in clauses (i)-(iii) of the Qualified Real Estate Investor definition in the Existing Financing Documents and Purchaser believes it satisfies the requirement described in clause (iv) of such definition. This representation shall not be re-made at Closing and shall not survive the Closing.
8.    Indemnification and Release.
8.1    Intentionally Deleted.

8.2    RELEASE. EFFECTIVE AS OF THE CLOSING, BUT SUBJECT TO SECTION 11.14 HEREOF, PURCHASER SHALL BE DEEMED TO HAVE RELEASED SELLER AND ALL SELLER RELATED PARTIES FROM ALL CLAIMS WHICH PURCHASER OR ANY AGENT, REPRESENTATIVE, AFFILIATE, EMPLOYEE, DIRECTOR, OFFICER, PARTNER, MEMBER, SERVANT, SHAREHOLDER OR OTHER PERSON OR ENTITY ACTING ON PURCHASER’S BEHALF OR OTHERWISE RELATED TO OR AFFILIATED WITH PURCHASER (EACH, A “PURCHASER RELATED PARTY”) HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE LEASES AND THE TENANTS THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF ALL OR ANY PORTION OF THE PROPERTY AND ANY ENVIRONMENTAL CONDITIONS, AND PURCHASER SHALL NOT LOOK TO SELLER OR ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.
8.3    Survival. The provisions of this Section 8 shall survive the Closing or earlier termination of this Agreement.
9.    Remedies For Default and Disposition of the Initial Deposit and the Extension Deposit.
9.1    SELLER DEFAULTS. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER’S DEFAULT UNDER THIS AGREEMENT, THEN PURCHASER SHALL HAVE, AS ITS EXCLUSIVE REMEDIES (ALL OTHER RIGHTS AND/OR REMEDIES, WHETHER AVAILABLE AT LAW OR IN EQUITY, BEING IRREVOCABLY WAIVED) THE RIGHT TO EITHER (A) TERMINATE THIS AGREEMENT (IN WHICH EVENT THE INITIAL DEPOSIT AND THE EXTENSION DEPOSIT, TO THE EXTENT DEPOSITED WITH ESCROWEE, SHALL BE RETURNED TO PURCHASER, AND, IN THE EVENT SUCH DEFAULT WAS NOT RELATED TO SELLER’S FAILURE TO OBTAIN TENANT ESTOPPEL CERTIFICATES IN ACCORDANCE WITH SECTION 4.3 HEREOF, THEN PURCHASER SHALL ALSO HAVE THE RIGHT TO RECOVER FROM SELLER AN AMOUNT EQUAL TO PURCHASER’S REASONABLE OUT-OF-POCKET COSTS (AS EVIDENCED BY PAID INVOICES) IN CONDUCTING DUE DILIGENCE WITH RESPECT TO THE PROPERTY, IN NEGOTIATING AND ENTERING INTO THIS AGREEMENT AND IN PREPARING FOR THE CLOSING UP TO AN AMOUNT NOT TO EXCEED TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), AND NEITHER PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER EXCEPT WITH RESPECT TO THOSE PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT), PURCHASER HEREBY WAIVING ANY RIGHT OR CLAIM TO ANY OTHER DAMAGES FOR SELLER’S BREACH, OR (B) IF SELLER SHALL FAIL TO TRANSFER THE PROPERTY PURSUANT TO AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, SPECIFICALLY

ENFORCE SELLER’S OBLIGATION TO TRANSFER THE PROPERTY (IT BEING ACKNOWLEDGED THAT THE REMEDY OF SPECIFIC PERFORMANCE SHALL NOT BE APPLICABLE TO ANY OTHER COVENANT OR AGREEMENT OF SELLER CONTAINED HEREIN); PROVIDED THAT ANY ACTION BY PURCHASER FOR SPECIFIC PERFORMANCE MUST BE FILED, IF AT ALL, WITHIN THIRTY (30) DAYS OF SELLER’S DEFAULT, AND THE FAILURE TO FILE WITHIN SUCH PERIOD SHALL CONSTITUTE A WAIVER BY PURCHASER OF SUCH RIGHT AND REMEDY. IF PURCHASER SHALL NOT HAVE FILED AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THE AFOREMENTIONED TIME PERIOD OR SO NOTIFIED SELLER OF ITS ELECTION TO TERMINATE THIS AGREEMENT, PURCHASER’S SOLE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH CLAUSE (A) ABOVE; PROVIDED, HOWEVER, IF THE REMEDY OF SPECIFIC PERFORMANCE IS NOT AVAILABLE TO PURCHASER DUE TO SELLER CONVEYING AN INTEREST IN THE PROPERTY TO A THIRD PARTY IN VIOLATION OF THIS AGREEMENT, THEN PURCHASER SHALL HAVE THE RIGHT TO RECOVER FROM SELLER AN AMOUNT EQUAL TO PURCHASER’S ACTUAL, BUT NOT CONSEQUENTIAL OR PUNITIVE DAMAGES, WHICH AMOUNT, IN THE AGGREGATE, SHALL NOT EXCEED FIVE MILLION DOLLARS ($5,000,000).
9.2    PURCHASER DEFAULTS. IN THE EVENT THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT SHALL NOT CLOSE ON ACCOUNT OF PURCHASER’S DEFAULT, THEN THIS AGREEMENT SHALL TERMINATE AND THE RETENTION OF THE DEPOSIT SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, SUBJECT TO THE PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT; PROVIDED, HOWEVER, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO LIMIT SELLER’S RIGHTS OR DAMAGES UNDER ANY INDEMNITIES GIVEN BY PURCHASER TO SELLER UNDER THIS AGREEMENT. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY PURCHASER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF PURCHASER’S BREACH OR DEFAULT.
9.3    Disposition of Deposit. In the event the transaction contemplated by this Agreement shall close, the Deposit shall be applied as a partial payment of the Purchase Price.
10.    INTENTIONALLY OMITTED
11.    Miscellaneous.
11.1    Brokers.

11.1.1    Except as provided in Section 11.1.2 below, Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with the sale contemplated under this Agreement. In the event of a claim for broker’s or finder’s fee or commissions in connection with the sale contemplated by this Agreement, then Seller shall indemnify, defend and hold harmless Purchaser from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Purchaser shall indemnify, defend and hold harmless Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Purchaser.
11.1.2    If and only if the sale contemplated hereunder closes, Seller has agreed to pay a brokerage commission to Eastdil Secured, L.L.C. (“Broker”) pursuant to a separate written agreement between Seller and Broker. Section 11.1.1 hereof is not intended to apply to leasing commissions incurred in accordance with this Agreement.
11.2    Limitation of Liability.
11.2.1    Notwithstanding anything to the contrary contained in this Agreement or any documents executed in connection therewith, if the Closing of the transaction contemplated hereunder shall have occurred, (i) the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (other than Sections 5.4 and 11.1.2 of the Agreement) or any document or certificate executed or delivered in connection therewith shall not exceed One Million Nine Hundred Thousand Dollars ($1,900,000) (the “Liability Ceiling”) and (ii) in no event shall Seller have any liability to Purchaser unless and until the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement or any document or certificate executed or delivered in connection therewith shall exceed One Hundred Thousand Dollars ($100,000) (the “Liability Floor”). If Seller’s aggregate liability to Purchaser shall exceed the Liability Floor, Seller shall be liable for the entire amount thereof up to but not exceeding the Liability Ceiling.
11.2.2    No shareholder or agent of Seller, nor any Seller Related Parties, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.
11.3    Exhibits; Entire Agreement; Modification. All exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of ) this Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes any and all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

11.4    Business Days. Whenever any action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) shall be extended until the next succeeding Business Day. As used herein, the term “Business Day” shall be deemed to mean any day, other than a Saturday or Sunday, on which commercial banks in the State of New York or in the State of Ohio are not required or authorized to be closed for business.
11.5    Interpretation. Section headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to wit, that ambiguities in this Agreement should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement.
11.6    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.
11.7    Successors and Assigns. Purchaser may not assign or transfer its rights or obligations under this Agreement (other than to an affiliated entity wholly owned or controlled by Purchaser) without the prior written consent of Seller, which consent may be given or withheld in the sole and absolute discretion of Seller; provided that, in the event of such an assignment or transfer, the transferee shall assume in writing all of the transferor’s obligations hereunder (but Purchaser or any subsequent transferor shall not be released from obligations hereunder). Notwithstanding and without limiting the foregoing, no consent given by Seller to any transfer or assignment of Purchaser’s rights or obligations hereunder shall be deemed to constitute a consent to any other transfer or assignment of Purchaser’s rights or obligations hereunder and no transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.
11.8    Notices. All notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be (a) delivered in person or by e-mail in a PDF attachment (with a confirmation copy delivered in person or by overnight delivery contemporaneously therewith), (b) by overnight delivery with any reputable overnight courier service, or (c) by deposit in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and shall be effective upon receipt (whether refused or accepted) and, in each case, addressed as follows:

To Seller:
CLP-SPF Rookwood Commons, LLC
CLP-SPF Rookwood Pavilion, LLC
c/o J.P. Morgan Investment Management Inc.
270 Park Avenue
New York, New York 10017
Attention: Jeffrey Pisano
Telephone: (212) 648-0461
Email: jeffrey.x.pisano@jpmorgan.com

With a Copy To:	CLP-SPF Rookwood Commons, LLC CLP-SPF Rookwood Pavilion, LLC c/o J.P. Morgan Investment Management Inc. P.O. Box 5005 New York, NY 10163-5005

With a Copy To:	Casto Lifestyle Properties L.P. c/o Casto 191 W. Nationwide Blvd., Suite 200 Columbus, Ohio 43215 Attention: Anthony A. Martin Telephone (614 226-4359

With a Copy To:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Attention: Steven Moskowitz, Esq. Telephone: (212) 648-5899 Email: smoskowitz@stroock.com

To Purchaser:	c/o Hines Advisors Limited Partnership 2800 Post Oak Boulevard, Suite 4800 Houston, Texas 77056 Attention: Kevin McMeans Telephone: (713) 621-8000 Email: kevin.mcmeans@hines.com

With a Copy To:	Hines Advisors Limited Partnership 2800 Post Oak Boulevard, Suite 4800 Houston, Texas 77056 Attention: Jason Maxwell, Esq. - General Counsel Telephone: (713) 966-7638 Email: jason.maxwell@hines.com

With a Copy To:	Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002 Attention: Connie Simmons Taylor, Esq. Telephone: (713) 229-1234 Email: connie.simmons.taylor@bakerbotts.com

11.9    Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any other person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.
11.10    Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction, and that such legal costs shall not be part of the closing costs. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all reasonable and actual attorneys’ fees and costs resulting therefrom.
11.11    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Delivery of this Agreement by facsimile or electronic mail by any party hereto shall represent a valid and binding execution and delivery of this Agreement by such party.
11.12    Effectiveness. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto. Seller shall have the right to discontinue negotiations and withdraw any draft of this Agreement at any time prior to the full execution and delivery of this Agreement by each party hereto. Purchaser assumes the risk of all costs and expenses incurred by Purchaser in any negotiations or due diligence investigations undertaken by Purchaser with respect to the Property.
11.13    No Implied Waivers. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified in this Agreement for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.
11.14    Discharge of Seller’s Obligations. Except as otherwise expressly provided in this Agreement, Purchaser’s acceptance of the Deed shall be deemed a discharge of all of the obligations of Seller hereunder and all of Seller’s representations, warranties, covenants and agreements in this Agreement shall merge in the documents and agreements executed at the Closing and shall not survive the Closing, except and to the extent that, pursuant to the express provisions of this Agreement, any of such representations, warranties, covenants or agreements are to survive the Closing.

11.15    No Recordation. Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default hereunder.
11.16    Unenforceability. If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof, and such provision shall be limited and construed as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein unless doing so would materially and adversely affect a party or the benefits that such party is entitled to receive under this Agreement.
11.17    Waiver of Trial by Jury. SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.
11.18    Disclosure. Notwithstanding any terms or conditions in this Agreement to the contrary, but subject to restrictions reasonably necessary to comply with federal or state securities laws, any person may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure. For the avoidance of doubt, this authorization is not intended to permit disclosure of the names of, or other identifying information regarding, the participants in the transaction, or of any information or the portion of any materials not relevant to the tax treatment or tax structure of the transaction.
11.19    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Code and any related reporting requirements of the Code, the parties hereto agree as follows:
(a)    The Escrowee (for purposes of this Section, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.
(b)    Seller and Purchaser each hereby agree:
(i)    to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
(ii)    to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.
(c)    Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.
(d)    The addresses for Seller and Purchaser are as set forth in Section 11.8 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit A.
11.20    Tax Reduction Proceedings. If Seller has heretofore filed, or shall hereafter file, applications for the reduction of the assessed valuation of the Property and/or instituted certiorari proceedings to review such assessed valuations for any tax year, Purchaser acknowledges and agrees that Seller shall have sole control of such proceedings, including the right to withdraw, compromise and/or settle the same or cause the same to be brought on for trial and to take, conduct, withdraw and/or settle appeals, and Purchaser hereby consents to such actions as Seller may take therein. Any refund or the savings or refund for any year or years prior to the tax year in which the Closing herein occurs shall belong solely to Seller. Any tax savings or refund for the tax year in which the Closing occurs shall be prorated between Seller and Purchaser after deduction of attorneys’ fees and other expenses related to the proceeding and all sums payable to tenants under the Leases. Purchaser and Seller agree that all sums payable to tenants under the Leases on account of such tax savings or refund shall be promptly paid to such tenants following receipt of such tax savings or refund. Purchaser shall execute all consents, receipts, instruments and documents which may reasonably be requested in order to facilitate settling such proceeding and collecting the amount of any refund or tax savings. Purchaser shall assume the retainer of the attorney, if any, representing Seller in any tax proceeding pending for the tax year in which the Closing occurs and the subsequent tax year, if applicable.
11.21    Press Releases. Any press release or other public disclosure regarding this Agreement or the transaction contemplated hereby shall not be made without Seller’s prior written consent except in accordance with Section 4.2.1(b).
11.22    Cooperation with Purchaser’s Auditors and SEC Filing Requirements. For a period of one (1) year commencing at the Closing (the “Cooperation Period”), Seller shall provide to Purchaser (at Purchaser’s expense) copies of, or shall provide Purchaser access to, such factual information as may be reasonably requested by Purchaser, and in the possession or control of Seller, or its property manager or accountants, to enable Purchaser’s auditor (Deloitte & Touche LLP or any successor auditor selected by Purchaser) to conduct an audit of the income statements of the Property for the year to date of the year in which the Closing occurs plus up to one (1) additional prior calendar year. Purchaser shall be responsible for all out-of-pocket costs associated with this audit. During the Cooperation Period, Seller shall cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit. This provision shall survive Closing for one (1) year. Any materials, income statements or other information provided by Seller in accordance with this paragraph are provided to Purchaser without warranty, representation, or guaranty of any kind whatsoever, including, without limitation, as to the accuracy, truthfulness or completeness thereof.

11.23    Exclusivity. Seller covenants and agrees that Seller will not solicit offers and will not accept backup offers for the Property or otherwise sell or transfer the Property or commit to sell or transfer the Property to any person other than Purchaser during the term of this Agreement; provided, however, Purchaser acknowledges that Seller has conducted a bid process and Seller shall have the right to provide information in response to inquiries concerning the purchase or sale of the Property. The terms of this paragraph shall not survive the termination of this Agreement.
11.24    Joint and Several. Commons Seller and Pavilion Seller shall be jointly and severally liable for the obligations of Seller under this Agreement. Commons Purchaser and Pavilion Purchaser shall be jointly and severally liable for the obligations of Seller under this Agreement.
11.25    Survival. Except as expressly provided otherwise herein, the provisions of this Section 11 shall survive the Closing or earlier termination of this Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

CLP-SPF ROOKWOOD COMMONS, LLC, a Delaware limited liability company

By:	Rookwood Holding Company LLC, a Delaware limited liability company, its sole member

	By:	Casto Lifestyle Properties, L.P., an Ohio limited partnership, its managing member

		By:	CLP Management LLC, an Ohio limited liability company, its general partner

			By:	/s/ Don M. Casto, III___________
				Name:	Don M. Casto, III
				Title:	Manager

	By:	Rookwood Acquisition Company LLC, a Delaware limited liability company, its member

		By:	Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A., a trust governed by the laws of the State of New York, its sole member

			By:	JPMorgan Chase Bank, N.A., not individually, but solely in its capacity as trustee

				By:	/s/ Jeffrey Pisano________
				Name:	Jeffrey Pisano
				Title:	Executive Director

CLP-SPF ROOKWOOD PAVILION, LLC, a Delaware limited liability company

By:	Rookwood Holding Company LLC, a Delaware limited liability company, its sole member

	By:	Casto Lifestyle Properties, L.P., an Ohio limited partnership, its managing member

		By:	CLP Management LLC, an Ohio limited liability company, its general partner

			By:	/s/ Don M. Casto, III___________
				Name:	Don M. Casto, III
				Title:	Manager

	By:	Rookwood Acquisition Company LLC, a Delaware limited liability company, its member

		By:	Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A., a trust governed by the laws of the State of New York, its sole member

			By:	JPMorgan Chase Bank, N.A., not individually, but solely in its capacity as trustee

				By:	/s/ Jeffrey Pisano________
				Name:	Jeffrey Pisano
				Title:	Executive Director

2

PURCHASER:

HGREIT II EDMONSON ROAD LLC, a Delaware limited liability company

By: /s/ David Steinbach_____________
   Name:
   Title:

HGREIT II MADISON ROAD LLC, a Delaware limited liability company

By: /s/ David Steinbach_____________
   Name:
   Title:

3

WITH RESPECT TO SECTION 11.19 ONLY:

FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Elvira Fuentes____________
Name: Elvira Fuentes
Title: VP/Escrow Manager

EXHIBIT A-1
(COMMONS LAND)
PARCEL I:

SITUATED IN SECTION 33, TOWN 4, FRACTIONAL RANGE 2 OF THE MIAMI PURCHASE, COLUMBIA TOWNSHIP, CITY OF NORWOOD, HAMILTON COUNTY, OHIO AND BEING PART OF A 27.3979 ACRE PARCEL SHOWN IN P.B. 347, PAGE 46 OF THE HAMILTON COUNTY RECORDER'S OFFICE AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGIN AT THE NORTHEAST CORNER OF SAID SECTION 33; THENCE WITH THE CENTERLINE OF EDWARDS ROAD, THE SAME BEING IN THE EAST CORPORATION LINE OF THE CITY OF NORWOOD, SOUTH 01° 38' 22" WEST, 1,615 FEET (HIGHWAY) TO THE INTERSECTION OF THE ORIGINAL CENTERLINE OF EDWARDS ROAD (ORIGINAL 60' R/W) WITH THE EASTWARD PROJECTION OF THE NORTH LINE OF ARBOR PLACE (50' R/W VACATED P.B. 363, PG. 95); THENCE WITH THE NORTH LINE OF VACATED ARBOR PLACE AND EASTWARD PROJECTION THEREOF, NORTH 88° 21' 38" WEST, 282.27 FEET TO A SET MAG-NAIL; THENCE CONTINUING WITH THE NORTH LINE OF VACATED ARBOR PLACE, NORTH 70° 16' 38" WEST, 281.24 FEET TO A SET 5/8" IRON PIN AND THE TRUE POINT OF BEGINNING;

THENCE FROM THE TRUE POINT OF BEGINNING AND CONTINUING WITH THE NORTH LINE OF SAID VACATED RIGHT-OF-WAY, NORTH 70° 16' 38" WEST, 375.81 FEET TO A FOUND 1" IRON PIN AT THE WEST TERMINUS OF VACATED ARBOR PLACE;

THENCE WITH THE WEST LINE OF VACATED ARBOR PLACE, SOUTH 19° 43' 22" WEST, 50.00 FEET TO A SET MAG NAIL AT THE SOUTHWEST CORNER OF VACATED ARBOR PLACE;

THENCE WITH THE SOUTH LINE OF VACATED ARBOR PLACE, SOUTH 70° 16' 38" EAST, 227.39 FEET TO A SET MAG-NAIL;

THENCE WITH THE NORTHWEST LINE OF ROOKWOOD PAVILION LIMITED PARTNERSHIP (O.R. 6113, PG. 1171), SOUTH 46° 49' 37" WEST, 338.47 FEET;

THENCE CONTINUING WITH THE WEST LINE OF ROOKWOOD PAVILION LIMITED PARTNERSHIP, SOUTH 01° 33' 22" WEST, 907.29 FEET TO A FOUND STONE MONUMENT WITH CROSS NOTCH IN THE NORTH LINE OF THE NORFOLK AND WESTERN RAILROAD;

THENCE WITH THE NORTH LINE OF SAID RAILROAD, NORTH 88° 43' 06" WEST, 510.38 FEET TO A SET 5/8" IRON PIN;

A-1-1

THENCE SOUTH 01° 39' 00" WEST, 0.24 FEET;

THENCE CONTINUING WITH THE NORTH LINE OF THE ABOVE MENTIONED RAILROAD, NORTH 88° 38' 00" WEST, 161.00 FEET TO A SET 5/8" IRON PIN;
THENCE NORTH 37° 56' 00" WEST, 92.00 FEET TO A SET 5/8" IRON PIN;

THENCE NORTH 75° 05' 00" WEST, 64.06 FEET TO A SET 5/8" IRON PIN;

THENCE SOUTH 84° 53' 00" WEST, 88.50 FEET TO A FOUND 5/8" IRON PIN (BENT);

THENCE SOUTH 63° 10' 00" WEST, 38.84 FEET TO A SET 5/8" IRON PIN;

THENCE LEAVING SAID RAILROAD AND WITH THE EAST LINE OF GROVE PARK SECOND SUBDIVISION (P.B. 37, PG. 66), NORTH 10° 46' 00" EAST, PASSING A FOUND 5/8" IRON PIN AT 328.84 FEET, A TOTAL DISTANCE OF 418.52 FEET TO A SET 5/8" IRON PIN;

THENCE NORTH 18° 58' 00" EAST, 315.76 FEET TO A SET 5/8" IRON PIN;

THENCE SOUTH 88° 38' 00" EAST, 0.34 FEET;

THENCE NORTH 18° 58' 00" EAST, 76.08 FEET TO A FOUND 5/8" IRON PIN (LS#7066);

THENCE NORTH 03° 17' 00" EAST, 127.56 FEET TO A FOUND 5/8" IRON PIN (WOOLPERT);

THENCE WITH THE SOUTH LINE OF PROPERTY CONVEYED TO THE STATE OF OHIO (D.B. 3357, PG 604), SOUTH 88° 38' 00" EAST, 43.02 FEET TO A FOUND PK NAIL;

THENCE WITH THE EAST LINE OF THE STATE OF OHIO PROPERTY, NORTH 03° 17' 00" EAST, 174.92 FEET TO A SET MAG-NAIL IN THE SOUTH LIMITED ACCESS RIGHT-OF-WAY OF I-71;

THENCE WITH SAID LIMITED ACCESS RIGHT-OF-WAY, NORTH 62° 13' 07" EAST, 73.35 FEET TO A SET 5/8" IRON PIN;

THENCE NORTH 57° 53' 58" EAST, 202.26 FEET TO A SET 5/8" IRON PIN;

THENCE NORTH 48° 57' 11" EAST, 98.43 FEET TO A SET 5/8" IRON PIN;

THENCE NORTH 22° 57' 12" WEST, 30.00 FEET TO A SET 5/8" IRON PIN;

THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 1,517.89 FEET, AN ARC LENGTH OF 174.05 FEET, A CHORD BEARING NORTH 70° 19' 54" EAST, AND A CHORD DISTANCE OF 173.96 FEET TO A SET 5/8" IRON PIN;

THENCE SOUTH 78° 52' 17" EAST, 140.71 FEET TO A SET 5/8" IRON PIN;

Ex. A-1-2

THENCE NORTH 71° 24' 51" EAST, 130.10 FEET TO A SET 5/8" IRON PIN;

THENCE NORTH 35° 18' 26" EAST, 69.27 FEET TO A SET 5/8" IRON PIN;

THENCE LEAVING SAID LIMITED ACCESS RIGHT-OF-WAY, SOUTH 79° 43' 12" EAST, 27.82 FEET TO A SET 5/8" IRON PIN IN THE SOUTH RIGHT-OF-WAY OF EDMONDSON ROAD;

THENCE WITH THE SOUTH RIGHT-OF-WAY OF EDMONDSON ROAD, SOUTH 64° 38' 38" EAST, 200.47 FEET TO A SET 5/8" IRON PIN;

THENCE WITH THE SOUTH RIGHT-OF-WAY OF EDMONDSON ROAD, (AS DEDICATED IN PLAT BOOK 373, PG 51), SOUTH 53° 28' 47" EAST, 56.10 FEET' TO A SET' 5/8" IRON PIN;

THENCE SOUTH 65° 47' 11" EAST, 44.05 FEET TO A SET 5/8" IRON PIN;

THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 41.00 FEET, AN ARC LENGTH OF 45.75 FEET, A CHORD BEARING SOUTH 31° 27' 06" EAST, AND A CHORD DISTANCE OF 43.41 FEET TO A SET 5/8" IRON PIN;

THENCE SOUTH 67° 59' 53" EAST, 65.11 FEET TO A SET 5/8" IRON PIN IN THE WEST LINE OF ROOKWOOD TOWERS, LLC (O.R. 8058, PG. 2095);

THENCE WITH THE WEST LINE OF ROOKWOOD TOWERS, LLC, SOUTH 19° 43' 22" WEST, 196.98 FEET TO THE TRUE POINT OF BEGINNING.
PARCEL II:

SITUATED IN SECTION 33, TOWN 4, FRACTIONAL RANGE 2, OF THE MIAMI PURCHASE, COLUMBIA TOWNSHIP, CITY OF NORWOOD, HAMILTON COUNTY, OHIO AND BEING PART OF VACATED ARBOR PLACE AS SHOWN IN P.B. 363, PAGE 95 AND RECORDED IN OFFICIAL RECORD 8712, PAGE 3441 OF THE HAMILTON
COUNTY RECORDER'S OFFICE AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGIN AT THE NORTHEAST CORNER OF SAID SECTION 33; THENCE WITH THE CENTERLINE OF EDWARDS ROAD, THE SAME BEING IN THE EAST CORPORATION LINE OF THE CITY OF NORWOOD, SOUTH 01° 38' 22" WEST, APPROXIMATELY 1,615 FEET TO THE INTERSECTION OF THE ORIGINAL CENTERLINE OF EDWARDS ROAD (ORIGINAL 60' R/W) WITH THE EASTWARD PROJECTION OF THE NORTH RIGHT-OF-WAY OF VACATED ARBOR PLACE (50' R/W); THENCE WITH THE NORTH RIGHT-OF-WAY LINE OF VACATED ARBOR PLACE AND THE SOUTH LINE OF ROOKWOOD TOWER, LLC (O.R. 8085, PG 2095), NORTH 88° 21' 38" WEST, 282.27 FEET TO A SET MAG-NAIL; THENCE NORTH 70° 16' 38" WEST, 281.24 FEET TO A SET MAG-NAIL AND THE TRUE POINT OF BEGINNING:

Ex. A-1-3

THENCE FROM THE TRUE POINT OF BEGINNING AND THROUGH VACATED ARBOR PLACE, SOUTH 19° 43' 22" WEST, 50.00 FEET TO A SET MAG-NAIL IN THE SOUTH LINE OF VACATED ARBOR PLACE;

THENCE WITH THE SOUTH LINE OF VACATED ARBOR PLACE AND THE NORTH LINE OF ROOKWOOD PAVILION LIMITED PARTNERSHIP (O.R. 6113, PG. 1171) AND ALSO ROOKWOOD COMMONS, LLC (O.R. 8065, PAGE 2445), NORTH 70° 16' 38" WEST, 375.81 FEET TO A SET MAG-NAIL AT THE SOUTHWEST CORNER OF VACATED ARBOR PLACE;

THENCE WITH THE WESTERN TERMINUS OF VACATED ARBOR PLACE, NORTH 19° 43' 22" EAST, 50.00 FEET;

THENCE WITH THE NORTH LINE OF VACATED ARBOR PLACE AND THE SOUTH LINE OF SAID ROOKWOOD COMMONS, LLC, SOUTH 70° 16' 38" EAST, 375.81 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL III:

SITUATED IN SECTION 33, TOWN 4, FRACTIONAL RANGE 2 OF THE MIAMI PURCHASE, COLUMBIA TOWNSHIP, CITY OF NORWOOD, HAMILTON COUNTY, OHIO, AND BEING PART OF EDMONDSON ROAD AS SHOWN ON P.B. 23, PAGE 20 OF THE HAMILTON COUNTY RECORDER'S OFFICE AND MORE PARTICULARLY
DESCRIBED AS FOLLOWS:
BEGIN AT THE NORTHEAST CORNER OF SAID SECTION 33; THENCE WITH THE CENTERLINE OF EDWARDS ROAD, THE SAME BEING IN THE EAST CORPORATION LINE OF THE CITY OF NORWOOD, SOUTH 01° 38' 22" WEST, APPROXIMATELY 1,615 FEET TO THE INTERSECTION OF THE ORIGINAL CENTERLINE OF EDWARDS ROAD (ORIGINAL 60' R/W) WITH THE EASTWARD PROJECTION OF THE NORTH LINE OF ARBOR PLACE (VACATED BY ORD. #56-2001); THENCE WITH THE NORTH LINE OF VACATED ARBOR PLACE AND EASTWARD PROJECTION THEREOF, NORTH 88° 21' 38" WEST, 282.27 FEET; THENCE CONTINUING WITH THE NORTH LINE OF VACATED ARBOR PLACE, NORTH 70° 16' 38" WEST, 281.24 FEET; THENCE LEAVING SAID NORTH LINE AND WITH THE EAST LINE OF ROOKWOOD COMMONS, LLC (O.R. 8065, PAGE 2445), NORTH 19° 43' 22" EAST, 196.98 FEET; THENCE WITH THE EXISTING SOUTH RIGHT-OF-WAY OF EDMONDSON ROAD, NORTH 67° 59' 53" WEST, 65.11 FEET; THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 41.00 FEET, AN ARC LENGTH OF 45.75 FEET, A CHORD BEARING NORTH 31° 27' 06" WEST, AND A CHORD LENGTH OF 43.41 FEET; THENCE NORTH 65° 47' 11" WEST, 44.05 FEET; THENCE NORTH 53° 28' 47" WEST, 56.10 FEET TO A SET 5/8" IRON PIN IN THE EXISTING SOUTH RIGHT-OF-WAY OF EDMONDSON ROAD AND THE TRUE POINT OF BEGINNING;

Ex. A-1-4

THENCE FROM THE TRUE POINT OF BEGINNING AND WITH THE EXISTING SOUTH RIGHT-OF-WAY OF EDMONDSON ROAD, NORTH 64° 38' 38" WEST, 200.47 FEET TO A SET 5/8" IRON PIN;

THENCE WITH THE NORTH LINE OF LOT 1 OF LEBLOND'S SUBDIVISION (P.B. 23, PAGE 20), NORTH 79° 43' 12" WEST, 27.82 FEET TO A SET 5/8" IRON PIN IN THE EAST LIMITED ACCESS RIGHT-OF-WAY OF I-71;

THENCE WITH SAID LIMITED ACCESS RIGHT-OF-WAY, NORTH 37° 33' 47" EAST, 7.37 FEET;

THENCE NORTH 42° 10' 05" EAST, 34.62 FEET;

THENCE LEAVING SAID LIMITED ACCESS RIGHT-OF-WAY AND THROUGH EDMONDSON ROAD, SOUTH 60° 38' 08" EAST, 89.65 FEET;

THENCE SOUTH 52° 38' 51" EAST, 129.15 FEET TO THE TRUE POINT OF BEGINNING.
PARCEL IV:

NON-EXCLUSIVE EASEMENT FOR UTILITY-TAP-IN AND ROOF DRAIN COLLECTOR PURPOSES AS SET FORTH IN OFFICIAL RECORD 8469, PAGE 166, RECORDER'S OFFICE, HAMILTON COUNTY, OHIO, BUT SUBJECT TO ITS TERMS AND CONDITIONS AND THE RIGHTS OF OTHERS TO USE SAME.

PARCEL V:

NON-EXCLUSIVE EASEMENTS AS FILED IN OFFICIAL RECORD 9109, PAGE 3806, RECORDER'S OFFICE, HAMILTON COUNTY, OHIO, BUT SUBJECT TO ITS TERMS AND CONDITIONS AND THE RIGHTS OF OTHERS TO USE SAME.

PARCEL VI:

NON-EXCLUSIVE EASEMENT FOR PARKING PURPOSES AS SET FORTH IN OFFICIAL RECORD 9956, PAGE 1999, RECORDER'S OFFICE, HAMILTON COUNTY, OHIO, BUT SUBJECT TO ITS TERMS AND CONDITIONS AND THE RIGHTS OF OTHERS TO USE SAME.

PARCEL VII:

NON-EXCLUSIVE EASEMENTS AS SET FORTH IN MEMORANDUM OF GROUND LEASE TERMINATION AND RE-AFFIRMATION OF EASEMENT AGREEMENT FILED IN OFFICIAL RECORD 9397, PAGE 6169, AND AS AMENDED BY AMENDED AND RESTATED MEMORANDUM OF GROUND LEASE TERMINATION AND RE-AFFIRMATION OF EASEMENT AGREEMENT, DATED N/A, AND FILED IN OFFICIAL RECORD 1265, PAGE 1445, RECORDER'S OFFICE, HAMILTON COUNTY, OHIO, BUT

Ex. A-1-5

SUBJECT TO ITS TERMS AND CONDITIONS AND THE RIGHTS OF OTHERS TO USE SAME.

PARCEL VIII:

NON-EXCLUSIVE EASEMENT FOR SIGN PURPOSES AS CREATED IN EASEMENT AGREEMENT BY AND BETWEEN ROOKWOOD PAVILION LIMITED PARTNERSHIP AND BBH GROUP, DATED MARCH 27, 1997, FILED FOR RECORD MAY 20, 1997 AND RECORDED IN OFFICIAL RECORD 7352, PAGE 852, RECORDER'S OFFICE,
HAMILTON COUNTY, OHIO, BUT SUBJECT TO ITS TERMS AND CONDITIONS AND THE RIGHTS OF OTHERS TO USE SAME.

PARCEL IX:

NON-EXCLUSIVE EASEMENT FOR WATERLINE IDENTIFIED AS EASEMENT NO. 2 GRANTED IN VACATION AND WATER EASEMENT AGREEMENT BY AND BETWEEN THE CITY OF NORWOOD, ROOKWOOD TOWERS, LLC, ROOKWOOD COMMONS, LLC AND ROOKWOOD PAVILION LIMITED PARTNERSHIP, DATED OCTOBER 19, 2000, FILED FOR RECORD JANUARY 18, 2001 AND RECORDED IN OFFICIAL RECORD 8469, PAGE 149, RECORDER'S OFFICE, HAMILTON COUNTY, OHIO, BUT SUBJECT TO ITS TERMS AND CONDITIONS AND THE RIGHTS OF OTHERS TO USE SAME.

PARCEL X:

NON-EXCLUSIVE EASEMENT FOR ACCESS OVER VACATED AND REALIGNED ARBOR PLACE AS SET FORTH IN VACATING ORDINANCE N0.56-2001 FILED OCTOBER 10, 2001 IN OFFICIAL RECORD 9712, PAGE 3441, RECORDER'S OFFICE, HAMILTON COUNTY, OHIO, BUT SUBJECT TO ITS TERMS AND CONDITIONS AND THE RIGHTS OF OTHERS TO USE SAME.

Ex. A-1-6

EXHIBIT A-2
(PAVILION LAND)

ALL THAT CERTAIN LOT, PIECE OR PARCEL OF LAND, WITH THE BUILDINGS AND IMPROVEMENTS THEREON ERECTED, SITUATE, LYING AND BEING IN THE CITY OF CINCINNATI, COUNTY OF HAMILTON, STATE OF OHIO.

PARCEL I:

SITUATED IN SECTION 33, TOWN 4, FRACTIONAL RANGE 2, OF THE MIAMI PURCHASE, COLUMBIA TOWNSHIP, CITY OF NORWOOD, HAMILTON COUNTY, OHIO AND BEING PART OF A 21.5596 ACRE TRACT SHOWN ON PLAT BOOK 230, PAGE 95 OF THE HAMILTON COUNTY RECORDER'S OFFICE AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGIN AT THE CENTERLINE INTERSECTION OF EDMONDSON ROAD AND EDWARDS ROAD; THENCE WITH THE CENTERLINE OF EDWARDS ROAD, SOUTH 02 DEG. 26' 35" WEST, 32.08 FEET TO A FOUND MONUMENT BOX; THENCE SOUTH 01 DEG. 38' 36" WEST, 152.29 FEET TO THE INTERSECTION OF THE CENTERLINE OF EDWARDS ROAD WITH THE EASTWARD PROJECTION OF THE SOUTH RIGHT-OF-WAY LINE OF VACATED ARBOR PLACE (ORDINANCE NO. 56-2001); THENCE WITH THE SOUTH RIGHT-OF-WAY OF VACATED ARBOR PLACE AND EASTWARD PROJECTION THEREOF, NORTH 88 DEG. 21' 38" WEST, 65.00 FEET TO A SET 5/8-INCH IRON PIN AND THE TRUE POINT OF BEGINNING;

THENCE FROM THE TRUE POINT OF BEGINNING AND ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 20.00 FEET, AN ARC LENGTH OF 31.42 FEET, A CHORD BEARING SOUTH 43 DEG. 21' 31" EAST, AND A CHORD LENGTH OF 28.29 FEET TO A SET 5/8-INCH IRON PIN;

THENCE WITH THE WEST RIGHT-OF-WAY LINE OF EDWARDS ROAD, SOUTH 01 DEG. 38' 36" WEST, 430.71 FEET;

THENCE SOUTH 00 DEG. 05' 45" WEST, 133.02 FEET TO A SET 5/8-INCH IRON PIN;

THENCE LEAVING SAID RIGHT-OF-WAY LINE AND WITH THE NORTHWEST LINE OF MADISON AND EDWARDS LIMITED PARTNERSHIP (O.R. 5259, PAGE 414), SOUTH 50 DEG. 56' 43" WEST, 287.41 FEET TO THE NORTHWEST CORNER THEREOF;

THENCE WITH THE SOUTHWEST LINE OF SAID MADISON AND EDWARDS LIMITED PARTNERSHIP, SOUTH 40 DEG. 18' 22" EAST, 153.00 FEET TO A FOUND 1/2-INCH IRON PIN (ZANDE) IN THE NORTHWEST RIGHT-OF-WAY LINE OF MADISON ROAD;

THENCE WITH THE NORTHWEST RIGHT-OF WAY LINE OF MADISON ROAD, SOUTH 49 DEG. 54' 22" WEST, 110 FEET TO A SET 5/8-INCH IRON PIN;

A-2-1

THENCE LEAVING SAID RIGHT-OF-WAY LINE AND WITH THE NORTHEAST LINE OF MADISON AND EDWARDS LIMITED PARTNERSHIP (O.R. 6096, PAGE 328), NORTH 40 DE G. 18' 22" WEST, 34.23 FEET TO A SET 5/8-INCH IRON PIN;

THENCE NORTH 71 DEG. 14' 21" WEST, 71.72 FEET TO A SET MAG-NAIL;

THENCE WITH THE NORTHWEST LINE OF SAID MADISON AND EDWARDS LIMITED PARTNERSHIP, SOUTH 49 DEG. 54' 22" WEST, 72.04 FEET TO A SET MAG-NAIL;

THENCE NORTH 88 DEG. 40' 38" WEST, 36.00 FEET TO A SET MAG-NAIL;

THENCE SOUTH 01 DEG. 19' 22" WEST, 43.60 FEET TO A SET 5/8-INCH IRON PIN AT THE SOUTHWEST CORNER OF SAID MADISON AND EDWARDS LIMITED PARTNERSHIP;

THENCE WITH THE NORTH LINE OF THE NORFOLK AND WESTERN RAILROAD, NORTH 88 DEG. 40' 38" WEST, 525.14 FEET TO A FOUND STONE MONUMENT AT THE SOUTHWEST CORNER OF THE 21.5596 ACRE TRACT;

THENCE WITH THE EAST LINE OF ROOKWOOD COMMONS, LLC (O.R. 8065, PAGE 2445), NORTH 01 DEG. 33' 22" EAST, 907.29 FEET (SET WITNESS NOTCH, SOUTH 65 DEG. 58' 59" EAST, 5.00 FEET);

THENCE WITH THE SOUTHEAST LINE OF ROOKWOOD COMMONS, LLC (O.R. 8164, PAGE 2365), NORTH 46 DEG. 49' 37" EAST, 338.47 FEET TO A SET MAG-NAIL;

THENCE WITH THE SOUTH LINE OF SAID ROOKWOOD COMMONS, LLC, THE SAME BEING THE SOUTH RIGHT-OF-WAY LINE OF VACATED ARBOR PLACE, SOUTH 70 DEG. 16' 38" EAST, 437.95 FEET TO A SET NOTCH;

THENCE SOUTH 88 DEG. 21' 38" EAST, 221.90 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL II:

NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS AS SET FORTH IN AN EASEMENT AGREEMENT DATED MARCH 12, 1993, FILED FOR RECORD JUNE 16, 1993, OF RECORD IN OFFICIAL RECORD 6191, PAGE 1656, RECORDER'S OFFICE, HAMILTON COUNTY, OHIO, BUT SUBJECT TO ITS TERMS AND CONDITIONS AND THE RIGHTS OF OTHERS TO USE SAME.

PARCEL III:

NON-EXCLUSIVE EASEMENTS FOR INGRESS AND EGRESS AND PARKING AS SET FORTH IN THE MEMORANDUM OF GROUND LEASE TERMINATION AND RE-AFFIRMATION OF EASEMENT AGREEMENT, DATED SEPTEMBER 9, 2003, FILED FOR

Ex. A-2-2

RECORD SEPTEMBER 9, 2003, OF RECORD IN OFFICIAL RECORD 9397, PAGE 6169, AND AS AMENDED BY AMENDED AND RESTATED MEMORANDUM OF GROUND LEASE TERMINATION AND RE-AFFIRMATION OF EASEMENT AGREEMENT, DATED N/A, AND FILED IN OFFICIAL RECORD 1265, PAGE 1445, RECORDER'S OFFICE, HAMILTON COUNTY, OHIO, BUT SUBJECT TO ITS TERMS AND CONDITIONS AND THE RIGHTS OF OTHERS TO USE SAME.

PARCEL IV:

NON-EXCLUSIVE EASEMENT FOR WATERLINE IDENTIFIED AS EASEMENT NO. 2 GRANTED IN VACATION AND WATER EASEMENT AGREEMENT BY AND BETWEEN THE CITY OF NORWOOD, ROOKWOOD TOWERS, LLC, ROOKWOOD COMMONS, LLC AND ROOKWOOD PAVILION LIMITED PARTNERSHIP, DATED OCTOBER 19, 2000, FILED FOR RECORD JANUARY 18, 2001 AND RECORDED IN OFFICIAL RECORD 8469,
PAGE 149, RECORDER'S OFFICE, HAMILTON COUNTY, OHIO, BUT SUBJECT TO ITS TERMS AND CONDITIONS AND THE RIGHTS OF OTHERS TO USE SAME.

PARCEL V:

NON-EXCLUSIVE EASEMENT FOR SANITARY SEWER IDENTIFIED AS EASEMENT NO. 1 GRANTED IN SANITARY SEWER EASEMENT AGREEMENT BY AND BETWEEN THE CITY OF NORWOOD, ROOKWOOD TOWERS, LLC, ROOKWOOD COMMONS, LLC AND ROOKWOOD PAVILION LIMITED PARTNERSHIP, DATED OCTOBER 19, 2000, FILED FOR RECORD JANUARY 18, 2001 AND RECORDED IN OFFICIAL RECORD 8469,
PAGE 183, RECORDER'S OFFICE, HAMILTON COUNTY, OHIO, BUT SUBJECT TO ITS TERMS AND CONDITIONS AND THE RIGHTS OF OTHERS TO USE SAME.

PARCEL VI:

NON-EXCLUSIVE EASEMENT FOR FIRE LINE PURPOSES AS GRANTED IN EASEMENT AGREEMENT BY AND BETWEEN ROOKWOOD COMMONS LLC AND ROOKWOOD PAVILION LIMITED PARTNERSHIP, FILED FOR RECORD DECEMBER 13, 2002 AND RECORDED IN OFFICIAL RECORD 9109, PAGE 3806, RECORDER'S OFFICE, HAMILTON COUNTY, OHIO, BUT SUBJECT TO ITS TERMS AND CONDITIONS AND THE RIGHTS OF OTHERS TO USE SAME.

PARCEL VII:

NON-EXCLUSIVE EASEMENT FOR ACCESS OVER VACATED AND REALIGNED ARBOR PLACE AS SET FORTH IN VACATING ORDINANCE NO. 56-2001 FILED OCTOBER 10, 2001 IN OFFICIAL RECORD 8712, PAGE 3441, RECORDER'S OFFICE, HAMILTON COUNTY, OHIO, BUT SUBJECT TO ITS TERMS AND CONDITIONS AND THE RIGHTS OF OTHERS TO USE SAME.

Ex. A-2-3

EXHIBIT B

(Permitted Exceptions)
1.    Taxes and assessments, if any, for year 2016 and subsequent years which are a lien, but are not yet due and payable.
2.    Tax additions or abatements, if any, which may hereafter be made by legally constituted authorities.
3.    Rights of others, if any, in, over and to those portions of the Land which lie within the public right-of-way of Edwards Road, Edmonson Road and Madison Road.
4.    Rights or claims of tenants in possession pursuant to unrecorded lease agreements.
[additional items as set forth in pro-forma title insurance policies to be determined]

B-1

EXHIBIT C

(Required Tenants)

Tenant	Suite	Property	Size
Stein Mart	70	Pavilion	36,000 s.f.
Nordstrom Rack	40	Pavilion	35,000 s.f.
HomeGoods	85	Pavilion	35,000 s.f.
Bed Bath & Beyond	230	Commons	33,375 s.f.
T.J.Maxx	80	Pavilion	30,000 s.f.
Whole Foods Market	165	Commons	27,000 s.f.
Joseph-Beth Booksellers	160	Pavilion	24,480 s.f.
DSW Designer Shoe Warehouse	185	Commons	23,026 s.f.
REI	40	Commons	21,753 s.f.
Old Navy	170	Commons	16,515 s.f.
Gap	80	Commons	14,846 s.f.
Nike Factory Store	35	Pavilion	12,851 s.f.

C-1

EXHIBIT D

TENANT’S ESTOPPEL CERTIFICATE
The undersigned (“Tenant”) hereby certifies to __________________________________ (“Landlord”) and to any prospective purchaser and such prospective purchaser’s lender as follows, with the understanding that Landlord, and such prospective purchaser and prospective purchaser’s lender, are relying on such certification in connection with the proposed sale of _________________________________________________ (the “Building”).
(1)    Tenant is the tenant under that certain lease (as amended from time to time, the “Lease”) dated ________________, between Landlord, as landlord, and Tenant, as tenant, covering ________ square feet of net rentable area in the Building.
(2)    The lease has not been amended except as follows: _______________________.
(3)    The Lease is in full force and effect and to the best of Tenant’s knowledge and belief, neither Landlord nor the Tenant is in default in any respect under the Lease. Except for the Lease, there are no agreements or other arrangements between Tenant and Landlord in respect of the Leased Premises or the Building except as follows ____________.
(4)    The Lease commenced on _______________ and will expire on ______________ unless sooner terminated as provided in the Lease.
(5)    [Tenant is in possession of the premises leased to it (the “Leased Premises”) and to the best of Tenant’s knowledge and belief, Landlord has complied fully and completely with all of its covenants, warranties and other undertakings and obligations under the Lease as of this date (including, without limitation, construction of all tenant or Building improvements), and that Tenant is fully obligated to pay, and is paying, the rent and other charges due thereunder, and is fully obligated to perform, and is performing, all of the other obligations of Tenant under the Lease without right of counterclaim, offset, defense or otherwise.] [To be modified to reflect status of each applicable tenancy].
(6)    The amount of the annual base rental under the Lease is $__________. Tenant is presently making monthly payments (which may include estimates) of $___________ for common area maintenance charges, taxes, insurance and any other additional rent obligations (including percentage rent) under the Lease, using the terms defined in the Lease for such items. Tenant has not made any prepayment of rent under the Lease more than one month in advance. All rentals, whether base or additional, and all other sums payable by Tenant under the Lease or any amendment thereto, have been paid through ________________. A security deposit in the amount of $___________ was paid upon commencement of the Lease.
(7)    Tenant’s current use of the Leased Premises (which is expressly permitted by the terms of the Lease) is for ________________________________________________.

D-1

(8)    As of the date hereof, Tenant has no outstanding offsets or credits against, or deductions from, or “free rent” period entitlements with respect to its future rent obligations, except as set forth below:

(9)    Tenant has no option or right of first refusal to purchase any of the Leased Premises.
(10)    Tenant is solvent and free from bankruptcy and other reorganization proceedings and assignments for the benefit of creditors.
(11)    Tenant has not sublet or assigned any portion of the Leased Premises except as follows _____________.
(12)    This letter shall inure to the benefit of Landlord, its successors and assigns, any purchaser of the Building and their lender (and its successors and assigns), and shall be binding upon Tenant and Tenant’s heirs, legal representatives, successors and assigns. This letter shall not be deemed to alter or modify any of the terms and conditions of the Lease.
EXECUTED this ___ day of _____________, 20__.

Name:
Address:

D-2

EXHIBIT E

SELLER’S ESTOPPEL CERTIFICATE
This Seller’s Estoppel Certificate is executed and delivered as of the ___ day of ___________, 20__ pursuant to, and is subject to the terms and provisions of that certain Contract of Sale (the “Contract”) dated ________ between [______________________________] (“Seller”) and [________________________________] (“Purchaser”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Contact.
In connection with the sale of the Property to Purchaser, ___________________ (“Tenant”) has failed to sign and return a Tenant Estoppel Certificate pertaining to the lease (the “Lease”) dated as of __________________________, by and between Seller, as landlord, and Tenant, as tenant, which Lease encumbers a portion of the Property. Seller, therefore, represents and warrants to Purchaser the following with respect to the Lease:

1.
To Seller’s actual knowledge, attached hereto and made a part hereof as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. To Seller’s actual knowledge, the documents described on Exhibit A attached hereto and made a part hereof represent the entire agreement between the parties as to the Property.

2.	To Seller’s actual knowledge, the Lease commenced on ____________________.

3.
The current monthly amount of base rent due under the Lease is $_____________, and the current monthly payments for common area maintenance charges, taxes, insurance and any other additional rent obligations (including percentage rent) under the Lease, using the terms defined in the Lease for such items is $___________, which may include estimates. All rent has been paid in full through the month of ______, 20___.

4.
To Seller’s actual knowledge, all tenant improvements and other such construction work required to be performed by Landlord pursuant to the Lease has been completed[.] [, except as follows __________].

5.
To Seller’s actual knowledge, Tenant has no outstanding offsets or credits against, or deductions from, or “free rent” period entitlements with respect to its future rent obligations, except as set forth below:

References made hereunder to “Seller’s actual knowledge” shall refer only to the current actual (as opposed to constructive) knowledge of Jeffrey Pisano and Jason Freeman, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any parent, subsidiary or affiliate of Seller or to any other officer, agent, manager, representative or employee of Seller or to impose upon Jeffrey Pisano or Jason Freeman any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.

E-1

The undersigned acknowledges that this Seller’s Estoppel Certificate is being delivered to Purchaser, and that said Purchaser will be relying upon the statements contained herein in purchasing the Property from Seller. Notwithstanding the foregoing, this Seller’s Estoppel Certificate shall be of no force or effect and Seller shall be relieved from any liability hereunder upon the sooner to occur of (a) ninety (90) days following the Closing Date and (b) the date of delivery to Purchaser of a Tenant Estoppel Certificate executed by Tenant.
IN WITNESS WHEREOF, Seller has caused this Seller’s Estoppel Certificate to be duly executed as of the __ day of _____________, 20__.

SELLER:
[___________________________________] a [________________________]

By: Name: Title:

E-2

EXHIBIT F

(Deed)

LIMITED WARRANTY DEED

____________________, a Delaware limited liability (the “Grantor”), in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby GRANTS, BARGAINS, SELLS and CONVEYS, with limited warranty covenants, to _______________________, a ________________________, whose tax mailing address is ___________________________________________________, its successors and assigns forever (the “Grantee”), all of its right, title and interest in and to the real property situated in the State of Ohio, County of Hamilton, and City of Norwood, as more particularly described on Exhibit A attached hereto and made a part hereof (the “Premises”) and also known as ________________, Norwood, Ohio 45209:

Prior Instrument Reference: Instrument No.________________, Hamilton County, Ohio

Tax Parcel No.: ___________________________

Subject, however, to the matters set forth on Exhibit B attached hereto and made a part hereof.

TO HAVE AND TO HOLD, the Premises, together with all privileges and appurtenances thereunto belonging to the Grantee, its successors and assigns forever.

IN WITNESS WHEREOF, this instrument has been executed on the ____ day of _____________, 2016.

GRANTOR:

____________________________________,
a Delaware limited liability company

By:     Rookwood Holding Company LLC,
a Delaware limited liability company, its sole member

By:

Name:
Title:

A C K N O W L E D G M E N T

STATE OF OHIO        )
) SS
COUNTY OF FRANKLIN    )

On this ___ day of _______________, 2016, before me a Notary Public, in and for said county, personally came _______________________________, who acknowledged that s/he is the _____________ of Rookwood Holding Company LLC, the sole member of _____________________________ a Delaware limited liability company, which executed this instrument as Grantor, and that s/he executed this instrument on behalf of and in the name of such company.

______________________________
Notary Public

This instrument prepared by:
C.H. Waterman
CASTO
250 Civic Center Drive, Suite 500
Columbus, Ohio 43215

EXHIBIT A

(Land)

EXHIBIT B

(Permitted Exceptions)

1.	All items from Exhibit B to the Contract of Sale (“Agreement”), as the same may be amended or modified pursuant to the terms of the Agreement

2.	The following lettered items from Section 4.1.2 of the Agreement: (c), (d), (f), (g), (i)

3.	Items described in Section 4.1.2(e) of the Agreement, if any, determined pursuant to the terms of the Agreement

EXHIBIT G

ASSIGNMENT AND ASSUMPTION OF LEASES
THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is executed as of the ____ day of __________, 20__ by and between [______________________], a [_______________________], having an address c/o J.P. Morgan Investment Management Inc., 270 Park Avenue, New York, New York 10017 (“Assignor”) and [__________________], a [_________________________], having an address c/o [______________________________] (“Assignee”).
WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the Property (as such term is described in that certain Contract of Sale dated as of __________________________ between Assignor and Assignee).
WHEREAS, the Property is encumbered by those certain tenants (the “Tenants”) occupying space under the leases listed and described on Exhibit A annexed hereto and made a part hereof (collectively, the “Tenant Leases”).
WHEREAS, Assignor desires to transfer and assign to Assignee, and Assignee desires to assume as provided herein, all of Assignor’s right, title and interest in and to the Tenant Leases.
NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor in and to the Tenant Leases.

2.	Assignee hereby affirmatively and unconditionally assumes all of Assignor’s obligations and liabilities under the Tenant Leases arising from and after the date hereof.

3.	This Assignment is made without warranty, representation, or guaranty by, or recourse against Assignor of any kind whatsoever.

4.
This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.

5.	The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR:

[___________________________________]

By:
Name:
Title:

ASSIGNEE:

[___________________________________]

By: ______________________________
Name:
Title:

EXHIBIT A

(List of Leases)

EXHIBIT H

BILL OF SALE AND GENERAL ASSIGNMENT
THIS BILL OF SALE AND GENERAL ASSIGNMENT (this “Assignment”) is executed as of the ____ day of _____________, 20__ by [______________________________], a [_________________________], having an address c/o J.P. Morgan Investment Management Inc., 270 Park Avenue, New York, New York 10017 (“Assignor”) in favor of [______________________________], a [______________________], having an address c/o [______________________________] (“Assignee”).
WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the Property (as such term is described in that certain Contract of Sale dated as of ____________________ between Assignor and Assignee (the “Agreement”))..
WHEREAS, Assignor desires to assign, transfer, setover and deliver to Assignee all of Assignor’s rights, if any, in and to the Personal Property and the Intangible Property (as such terms are defined in the Agreement) (collectively, the “Assigned Properties”) to the extent assignable.
NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Assignor hereby assigns, transfers, sets over and delivers to Assignee, its successors and assigns, all of Assignor’s right, title and interest, if any, in and to the Assigned Properties.
This Assignment is made without warranty, representation, or guaranty by, or recourse against Assignor of any kind whatsoever.
This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.
The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

H-1

IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR:

[__________________________________]

By: _____________________________ Name: Title:

H-2

EXHIBIT I

CERTIFICATION OF NON-FOREIGN STATUS

STATE OF GEORGIA

COUNTY OF FULTON

Section 1445 of the Internal Revenue Code provides that a transferee (purchaser) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person or entity. To inform the transferee that withholding of tax is not required upon the sale of certain property located in Hamilton County, Ohio by __________________, a Delaware limited liability company (“Seller”), the undersigned hereby certifies as follows:

1.     Seller is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as such terms are defined in the United States Internal Revenue Code of 1986, as amended (the “Code”) and Regulations promulgated thereunder, and is not otherwise a “foreign person,” as defined in Section 1445 of the Code;

2.     Seller is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii) of the Code.

3.     Seller’s U.S. taxpayer identification number is ______________; and

4.     Seller's address is: _____________________________________.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete.

Sworn to and subscribed before me        _____________________________, a Delaware this _____ day of _______, 2016        limited liability company

____________________________	By: ___________________________
Notary Public
By:__________________________________
My commission expires:                Name:______________________________
Title:_______________________________
____________________________

[Notary Seal]
EXHIBIT J

ASSIGNMENT AND ASSUMPTION OF CONTRACTS
THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is executed as of the ____ day of ______, 20__, by and between [__________________________], a [_____________________], having an address c/o J.P. Morgan Investment Management Inc., 270 Park Avenue, New York, New York 10017 (“Assignor”) and [_______________________], a [____________________], having an address [__________________________] (“Assignee”).
WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the Property (as such term is described in that certain Contract of Sale dated as of [___________], 20__ between Assignor and Assignee).
WHEREAS, in connection with its ownership and management of the Property, Assignor has entered into those certain maintenance, service and supply contracts and equipment leases, in effect on the date hereof, listed and described on Exhibit A annexed hereto and made a part hereof (collectively, the “Contracts”).
WHEREAS, Assignor desires to transfer and assign to Assignee, and Assignee desires to assume as herein provided, all of Assignor’s right, title and interest in and to the Contracts.
NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor in and to the Contracts.

2.
This Assignment shall constitute a direction and full authority to any person or entity that is a party to any of the Contracts to perform its obligation under the Contracts for the benefit of Assignee without further proof to any such party of the assignment to Assignee of the Contracts.

3.	Assignee hereby affirmatively and unconditionally assumes all of the obligations and liabilities of Assignor under the Contracts arising from and after the date hereof.

4.	This Assignment is made without warranty, representation, or guaranty by, or recourse against Assignor of any kind whatsoever.

5.
This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.

6.	The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR:

[_________________________________]

By: Name: Title:

ASSIGNEE:

[________________________________]

By: Name: Title:

EXHIBIT A

(Contracts)

EXHIBIT K

(Form of Tenant Notice)
________________________________
____________________
__________________
____ _, 20__
By Certified Mail -
Return Receipt Requested
_______________________
_______________________
_______________________
_______________________

Re:
Lease (the “Lease”) dated __________ between _________________________________ (“Landlord”) and ______________________ encumbering certain real property known as _______________________, __________, __________ (the “Property”)

Ladies and Gentlemen:
Please be advised that (1) Landlord has conveyed all of its right, title and interest in and to the Property, including its interest as landlord under the Lease, to _____________________________ (“Purchaser”), and (2) Purchaser has assumed Landlord’s obligations under the Lease.
Accordingly, effective as of the date hereof, you are hereby notified and directed to deliver all future rent and additional rent payments due under the Lease, and any notices, inquiries or requests relating thereto, to Purchaser at:

K-1

In addition, all security deposits held by Landlord, if any, together with any interest earned thereon, have been transferred to Purchaser.

Very truly yours,

a [_______________]

By: Name: Title:

K-2

EXHIBIT L

(Intentionally Omitted)

L-1

EXHIBIT M

(Lease Exhibit)
ROOKWOOD COMMONS

TENANT NAME	DATE OF LEASE
J. Alexanders (#22)	February 15, 1999, as amended and/or assigned
P.F. Chang’s (#5900)	February 19, 1999, as amended and/or assigned
Buca Di Beppo	February 15, 1999, as amended and/or assigned
Origins	May 5, 1999, as amended and/or assigned
White House/Black Market (#3087)	March 5, 2002, as amended and/or assigned
Gap (#2195)	February 16, 1999, as amended and/or assigned
Eddie Bauer (#R-834)	July 1, 1999, as amended and/or assigned
Talbots (#33R)	February 12, 1999, as amended and/or assigned
Ann Taylor (#0565)	August 23, 1999, as amended and/or assigned
Sur La Table	October 25, 1999, as amended and/or assigned
Chico’s (#242)	March 17, 1999, as amended and/or assigned
Pier 1 Imports (#411)	October 7, 1999, as amended and/or assigned
Whole Foods Market (#10287)	January 5, 1999, as amended and/or assigned
Old Navy (#6077)	February 16, 1999, as amended and/or assigned
DSW Shoes	September 12, 2001, as amended and/or assigned
Salon LA	October 20, 1999, as amended and/or assigned
Bed, Bath & Beyond (#301)	February 15, 1999, as amended and/or assigned
Yankee Candle (#119)	September 16, 1999, as amended and/or assigned
Jos A. Bank Clothiers (#359)	March 9, 2001, as amended and/or assigned
T-Mobile (#OHNO000239)	November 18, 2003, as amended and/or assigned
Pump Salon	October 1, 1999, as amended and/or assigned
Motherhood Maternity (#1771)	May 30, 2000, as amended and/or assigned
Lenscrafters	August 3, 2001, as amended and/or assigned
Lane Bryant (#6371)	December 17, 2003, as amended and/or assigned
Gamestop (#1669)	March 21, 2000, as amended and/or assigned
New York & Co. (#329)	January 4, 2005, as amended and/or assigned
Victoria’s Secret (#1363)	June 31, 2021, as amended and/or assigned
Hallmark (#495)	November 10, 1999, as amended and/or assigned
Love Culture (#23)	August 28, 2009, as amended and/or assigned
5 Guys Burgers and Fries	December 8, 2009, as amended and/or assigned
Claire’s Boutique (#6860)	March 3, 2000, as amended and/or assigned
Yagoot	March 27, 2008, as amended and/or assigned
Banana Republic (#2192)	February 16, 1999, as amended and/or assigned
Mattress Firm (#2018)	July 1, 2010, as amended and/or assigned
Charming Charlie	June 30, 2010, as amended and/or assigned
Evereve	June 23, 2010, as amended and/or assigned
Qdoba Mexican Grill (#2702)	January 12, 2011, as amended and/or assigned
Justice (#1062)	August 3, 2011, as amended and/or assigned

M-1

REI – Recreation Equipment (#147)	November 17, 2011, as amended and/or assigned
Yoga Alive	November 8, 2012, as amended and/or assigned
Francesca’s Collection	April 11, 2013, as amended and/or assigned
ULTA Salon (#744)	June 19, 2013, as amended and/or assigned
Rally House	March 6, 2014, as amended and/or assigned
J. Crew	August 15, 2014, as amended and/or assigned
Carhartt (#16)	August 26, 2014, as amended and/or assigned
TENANT LISTING

ROOKWOOD PAVILION

TENANT NAME	DATE OF LEASE
Pub at Rookwood Mews	December 7, 2001, as amended and/or assigned
Buffalo Wild Wings (#10)	September 14, 1996, as amended and/or assigned
Don Pablo’s (#38)	December 3, 1993, as amended and/or assigned
First Watch (#22)	November 30, 1993, as amended and/or assigned
General Nutrition Center (#KK1374)	May 11, 1994, as amended and/or assigned
Joseph-Beth	April 19, 1993, as amended and/or assigned
Longhorn Steak House (#41)	June 9, 1993, as amended and/or assigned
Mitchell’s Salon and Day Spa	August 16, 1994, as amended and/or assigned
Shoe Carnival (#50)	April 7, 1993, as amended and/or assigned
Starbucks (#2203-OH)	April 10, 1995, as amended and/or assigned
Stein Mart (#62)	November 14, 1991, as amended and/or assigned
Third Federal Savings & Loan	September 4, 1998, as amended and/or assigned
TJ Maxx (#56)	August 31, 1992, as amended and/or assigned
Fifth Third Bank ATM	December 1, 1993, as amended and/or assigned
Supercuts (#9139)	November 16, 1993, as amended and/or assigned
Donatos Pizza (#73)	July 20, 1994, as amended and/or assigned
William Effler Jewelers	March 16, 1994, as amended and/or assigned
Boston Market (#0285)	September 24, 1993, as amended and/or assigned
Homegoods (#116)	July 15, 1994, as amended and/or assigned
The UPS Store	January 31, 1993, as amended and/or assigned
Potbelly Sandwich Works (#160)	February 23, 2007, as amended and/or assigned
Carter’s Retail (#430)	September 24, 2009, as amended and/or assigned
Huntington National Bank	October 30, 2002, as amended and/or assigned
Rusty Bucket	August 20, 2007, as amended and/or assigned
AT&T Mobility (#SBOHR4531)	September 11, 2007, as amended and/or assigned
Fawn Candy	September 27, 1994, as amended and/or assigned
Nordstrom	December 16, 2008, as amended and/or assigned
Wine Guy Wine Shop and Bistro	May 26, 2010, as amended and/or assigned
European Wax Center	November 20, 2012, as amended and/or assigned
Nike Factory Store	December 3, 2012, as amended and/or assigned

M-2

EXHIBIT N

(Contracts)

Rookwood Commons

Vendor
All Occasion Lighting/Christmas Lighting Co./Showcase Turf & Tree
Atlantic Sign Co.
Bzak Landscaping, Inc.
Universal Protection (formerly Cal Crim, Inc.)
ABCO Fire Protection (formerly Eckert Fire Protection Systems, Inc.)
F & T General Construction (formerly First Quality Contracting For U)
Edge Properties, LLC dba Spectrum Utilities Solution
Sure Thing Pest Control
SWS Environmental Service
Tyco Integrated Security LLC

Rookwood Pavilion

Vendor
Atlantic Sign Co.
Bzak Landscaping, Inc.
Universal Protection (formerly Cal Crim, Inc.)
ABCO Fire Protection (formerly Eckert Fire Protection Systems, Inc.)
F & T General Construction (formerly First Quality Contracting For U)
Edge Properties, LLC dba Spectrum Utilities Solution
Sure Thing Pest Control
SWS Environmental Service
Tyco Integrated Security LLC

N-1

EXHIBIT O

(Escrow Agreement)
ESCROW AGREEMENT
THIS ESCROW AGREEMENT (this “Agreement”), dated as of the ___ day of _________, 2016, is among ____________, having an address at _____________ (“Escrowee”), _____________, having an address at c/o J.P. Morgan Investment Management Inc., 270 Park Avenue, New York, New York 10017 (“Seller”), and __________________, having an address at ____________________ (“Purchaser”).
W I T N E S S E T H
WHEREAS, Seller and Purchaser entered into that certain Contract of Sale dated as of _________________, for the purchase and sale of the property known as ________________ (the “Property”), as more particularly described therein (hereinafter referred to as the “Contract”);
WHEREAS, the Contract provides for the terms and conditions applicable to the sale and purchase of the Property and the performance obligations and rights of Seller and Purchaser; and
WHEREAS, Seller and Purchaser agree, pursuant to the Contract, that Escrowee shall hold, in escrow the Deposit (capitalized terms not otherwise defined herein are defined pursuant to Paragraph 6 hereof) in accordance with the terms and conditions of the Contract and this Agreement.
NOW, THEREFORE, the parties hereto agree as follows:
1.    Appointment of Agent.
1.1    Purchaser and Seller hereby appoint Escrowee to act as their escrow agent on the terms and conditions hereinafter set forth, and Escrowee accepts such appointment.
1.2    Escrowee agrees to hold the Deposit on behalf of the parties to the Contract, and to apply, disburse and deliver the Deposit as provided in the Contract and this Agreement. In the event of any conflict between the terms and conditions of the Contract and the terms or conditions of this Agreement, as to the obligations of Escrowee, the terms and conditions of this Agreement shall govern and control.
2.    Disposition of the Deposit.
2.1    Escrowee shall hold the Deposit in an interest bearing savings account which rate of interest need not be maximized. Escrowee shall not commingle the Deposit with any other funds.
2.2    Escrowee shall pay the Deposit to Seller or otherwise in accordance with the terms of the Contract. If prior to the Closing, either party makes a demand upon Escrowee for delivery of the Deposit, Escrowee shall give notice to the other party of such demand. If a notice of objection to the proposed payment is not received from the other party within seven (7) Business Days after the giving of notice by Escrowee, Escrowee is hereby authorized to deliver the Deposit to the party who made the demand. If Escrowee receives a notice of objection within said period, then Escrowee shall continue to hold the Deposit and thereafter pay it to the party entitled when Escrowee receives (a) notice from the objecting party withdrawing the objection, or (b) a notice signed by both parties directing disposition of the Deposit, or (c) a judgment or order of a court of competent jurisdiction. Notwithstanding the foregoing, Escrowee is hereby authorized to, and hereby agrees to, return the Deposit to Purchaser if Purchaser does not delivery the Notice to Proceed to Seller and Escrowee prior to the expiration of the Due Diligence Period.
2.3    Nothing in this Section 2 shall have any effect whatsoever upon Escrowee’s rights, duties, and obligations under Section 3.
3.    Concerning Escrowee.
3.1    Escrowee shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to Escrowee without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;
3.2    Escrowee shall not be bound in any way by any other contract or understanding between the Seller and Purchaser, whether or not Escrowee has knowledge thereof or consents thereto unless such consent is given in writing;
3.3    Escrowee’s sole duties and responsibilities shall be to hold and disburse the Deposit in accordance with this Agreement and the Contract; provided, however, that Escrowee shall have no responsibility for the clearing or collection of the check representing the Deposit;
3.4    Upon the disbursement of the Deposit in accordance with this Agreement, Escrowee shall be relieved and released from any liability under this Agreement;
3.5    Escrowee may resign at any time upon at least ten (10) Business Days prior written notice to the Seller and Purchaser hereto. If, prior to the effective date of such resignation, the Seller and Purchaser hereto shall have approved, in writing, a successor escrow agent, then upon the resignation of Escrowee, Escrowee shall deliver the Deposit to such successor escrow agent. From and after such resignation and the delivery of the Deposit to such successor escrow agent, Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent. If for any reason Seller and Purchaser shall not approve a successor escrow agent within such period, Escrowee may bring any appropriate action or proceeding for leave to deposit the Deposit with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement;
3.6    Seller and Purchaser hereby agree to, jointly and severally, indemnify, defend and hold harmless Escrowee from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, Escrowee (including reasonable attorneys’ fees and disbursements) by reason of Escrowee performing its obligations pursuant to, and in accordance with, the terms of this Agreement, but in no event shall Escrowee be indemnified for its negligence, willful misconduct or breach of the terms of this Agreement;
3.7    In the event that a dispute shall arise in connection with this Agreement or the Contract, or as to the rights of Seller and Purchaser in and to, or the disposition of, the Deposit, Escrowee shall have the right to (w) hold and retain all or any part of the Deposit until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Deposit in an appropriate court of law, following which Escrowee shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the State of Ohio, or (z) interplead Seller or Purchaser in any action or proceeding which may be brought to determine the rights of Seller and Purchaser to all or any part of the Deposit; and
3.8    Escrowee shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained.
4.    Termination.
This Agreement shall automatically terminate upon the delivery or disbursement by Escrowee of the Deposit in accordance with the terms of the Contract and terms of this Agreement, as applicable.
5.    Notices.
All notices, requests or other communications which may be or are required to be given, served or sent by any party hereto to any other party hereto shall be deemed to have been properly given, if in writing and shall be deemed delivered (a) upon delivery, if delivered in person or by e-mail in a PDF attachment (with a confirmation copy delivered in person or by overnight delivery), (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and in each case, addressed as follows:

To Seller:
CLP-SPF Rookwood Commons, LLC
CLP-SPF Rookwood Pavilion, LLC
c/o J.P. Morgan Investment Management Inc.
270 Park Avenue
New York, New York 10017
Attention: Jeffrey Pisano
Telephone: (212) 648-0461
Email: jeffrey.x.pisano@jpmorgan.com

With a Copy To:	CLP-SPF Rookwood Commons, LLC CLP-SPF Rookwood Pavilion, LLC c/o J.P. Morgan Investment Management Inc. P.O. Box 5005 New York, NY 10163-5005

With a Copy To:	Casto Lifestyle Properties L.P. c/o Casto 191 W. Nationwide Blvd., Suite 200 Columbus, Ohio 43215 Attention: Anthony A. Martin Telephone (614 226-4359

With a Copy To:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Attention: Steven Moskowitz, Esq. Telephone: (212) 648-5899 Email: smoskowitz@stroock.com

To Purchaser:	c/o Hines Advisors Limited Partnership 2800 Post Oak Boulevard, Suite 4800 Houston, Texas 77056 Attention: Kevin McMeans Telephone: (713)621-8000 Email: kevin.mcmeans@hines.com

With a Copy To:	Hines Advisors Limited Partnership 2800 Post Oak Boulevard, Suite 4800 Houston, Texas 77056 Attention: Jason Maxwell, Esq. - General Counsel Telephone: (713) 966-7638 Email: jason.maxwell@hines.com

With a Copy To:	Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002 Attention: Connie Simmons Taylor, Esq. Telephone: (713) 229-1234 Email: connie.simmons.taylor@bakerbotts.com

6.    Capitalized Terms.
Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Contract.
7.    Governing Law/Waiver of Trial by Jury.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
8.    Successors.
This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that except as expressly provided herein as to the Escrowee, this Agreement may not be assigned by any party without the prior written consent of the other parties.
9.    Entire Agreement.
This Agreement, together with the Contract, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.
10.    Amendments.
Except as expressly provided in this Agreement, no amendment, modification, termination, cancellation, rescission or supersession to this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.
11.    Counterparts and/or Facsimile Signatures.
This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile, any one of which shall constitute an original of this Agreement. When counterparts or facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same documents and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party. This Agreement shall not be binding unless and until it shall be fully executed and delivered by all parties hereto. In the event that this Agreement is executed and delivered by way of facsimile transmission, each party delivering a facsimile counterpart shall promptly deliver an ink-signed original counterpart of the Agreement to the other party by overnight courier service; provided however, that the failure of a party to deliver an ink-signed original counterpart shall not in any way effect the validity, enforceability or binding effect of a counterpart executed and delivered by facsimile transmission.
12.    Severability.
If any provision of the Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date and year first above written.

___________________, a __________ _________
By:________________________________
Name:
Title:

___________________, a __________ _________
By:________________________________
Name:
Title:

___________________, a __________ _________
By:________________________________
Name:
Title:

EXHIBIT P

(Leasing Commissions)

P-1

EXHIBIT Q

Purchaser Assumed Pre-Existing Brokerage and TI Costs

None.

Q-1

EXHIBIT R

(Seller Leasing Costs)

	Tenant	Amount

Commons	Chico's	8,500.00
	Lane Bryant	2,488.50
	Yagoot	4,476.00
	Jos A Banks	7,899.74
	Ann Taylor	2,293.50
	Gamestop	3,258.62

Pavilion	First Watch	66,500.00
	Effler Jewelers	960.00

R-1

EXHIBIT S

(Tenant Deposits)

Rookwood Commons
Security Deposits
For month end 8/31/16

Tenant	Deposit Amount

Five Guys Burgers	5,833.00

5,833.00

Rookwood Commons
Construction Deposits
For month end 8/31/16

Tenant	Deposit Amount

Mattress Firm	5,000.00
Sur la Table	5,000.00
10,000.00
Rookwood Pavilion
Security Deposits
For month end 8/31/16

Tenant	Deposit Amount

The UPS Store	2,400.00
Effler Jewelers	2,400.00
BW-3	5,683.50

10,483.50

Rookwood Pavilion
Construction Deposits
For month end 8/31/16

S-1

Tenant	Deposit Amount

Schumacher Dugan	2,500.00

2,500.00

S-2

EXHIBIT T

(Owner’s Affidavit)
OWNER’S AFFIDAVIT

STATE OF ___________
COUNTY OF __________

Personally appeared before me, the undersigned officer, ____________ (“Deponent”), who being duly sworn according to law, deposes and says on oath as of the date of this Owner’s Affidavit and to the best of his knowledge, without independent investigation, as follows:

1.    That ________________, a Delaware limited liability company (hereinafter “Owner”) is the owner of that certain real property located in Hamilton County, Ohio and being more particularly described in Exhibit “A” attached hereto and made a part hereof by this reference (the “Property”).

2.    That Deponent is the duly elected __________of ________________, a Delaware limited liability company, the ___________ of Owner.

3.    That there are no unpaid or unsatisfied security deeds, mortgages, claims of lien, special assessments, taxes, or other matters which could constitute a lien or encumbrance against the Property, which will not be paid off in connection with the sale of the Property, except the matters set forth in Exhibit “B” attached hereto and made a part hereof by this reference.

4.    That there are no pending suits, proceedings, liens, mortgages, judgments, bankruptcies, taxes or other encumbrances of record against Owner affecting title to the Property, except as disclosed on Exhibit “B”, there are no private unrecorded restrictions, agreements, easements or leases affecting the Property and arising by or through Owner, except as may be forth on Exhibit “B”, and there are no parties having possessory rights in the Property, except as may be set forth on Exhibit “B”.

5.    That no improvements or repairs have been made at the instance of Owner to the Property during the one hundred and twenty (120) days immediately preceding the date hereof or, in the event that improvements or repairs have been made at the instance of Owner, that there are no outstanding bills incurred for labor and materials used in making such improvements or repairs on the property, or for services of architects, surveyors, or engineers incurred in connection therewith.

6.    That the Owner is not acting, directly or indirectly, in any capacity whatsoever for any foreign country or national thereof, and the Owner is a limited liability company duly organized and in good standing under the laws of the State of Delaware and the person executing this Owner’s Affidavit on behalf of the Owner is duly authorized and has been fully empowered to execute and deliver this Owner’s Affidavit; and the Owner has full capacity to convey the Property and all necessary action for the making of such conveyance has been taken and done by the Owner.

This Owner’s Affidavit is made to induce _____________________________________________, in reliance upon this Owner’s Affidavit, to purchase the Property from Owner and further to induce _____________________ to issue a standard ALTA owner’s title insurance policy.
[signature on following page]

_________________________________(SEAL)

STATE OF _________        )
) SS
COUNTY OF _______        )

This instrument was acknowledged before me on __________________, 2016, by _________________________, as _______________________ of __________________________. He is personally known to me and did take an oath.

__________________________________
Print Name:_________________________
[NOTARIAL SEAL]        Notary Public

My Commission Expires:_______________

EXHIBIT A to Owner’ Affidavit

[LEGAL DESCRIPTION]

EXHIBIT B to Owner’s Affidavit

[PERMITTED EXCEPTIONS]

EXHIBIT U
Intentionally Omitted

EXHIBIT V
(Existing Financing Documents)
Rookwood Commons:

1.	Note dated as of April 1, 2015, in the original principal amount $67,000,000, by Commons Seller in favor of Existing Lender.

2.	Open-End Mortgage and Security Agreement dated as of April 1, 2015, by Commons Seller in favor of Existing Lender.

3.	Assignment of Leases, Rents and Profits dated as of April 1, 2015, by Commons Seller in favor of Existing Lender.

4.	Indemnity Agreement dated as of April 1, 2015, by Commons Seller in favor of Existing Lender.

5.	Letter Agreement dated as of April 1, 2015, by Existing Lender and agreed and accepted to by Commons Seller.
Rookwood Pavilion:

1.	Note dated as of July 1, 2013, in the original principal amount $29,000,000, by Pavilion Seller in favor of Existing Lender.

2.	Open-End Mortgage and Security Agreement dated as of July 1, 2013, by Pavilion Seller in favor of Existing Lender.

3.	Assignment of Leases, Rents and Profits dated as of July 1, 2013, by Pavilion Seller in favor of Existing Lender.

4.	Indemnity Agreement dated as of July 1, 2013, by Pavilion Seller in favor of Existing Lender.

5.	Letter Agreement dated as of July 1, 2013, by Existing Lender and agreed and accepted to by Pavilion Seller.